Exhibit 10.1

Execution Version

JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, New York 10179	BANK OF AMERICA, N.A. BofA SECURITIES, INC. One Bryant Park New York, NY 10036

BARCLAYS 745 Seventh Avenue New York, NY 10019	CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, NY 10013

GOLDMAN SACHS BANK USA 200 West Street New York, NY 10282	BNP PARIBAS 787 Seventh Avenue New York, New York 10019

CREDIT SUISSE AG, NEW YORK BRANCH Eleven Madison Avenue New York, New York 10010	MIZUHO BANK, LTD. 1251 Avenue of the Americas New York, NY 10020

MUFG UNION BANK, N.A. 1221 Avenue of the Americas New York, New York 10020	WELLS FARGO BANK, NATIONAL ASSOCIATION 550 S Tryon St. Charlotte, NC 28202

BANK OF MONTREAL, CHICAGO BRANCH 115 S LaSalle St. Chicago, IL 60603	THE BANK OF NEW YORK MELLON 225 Liberty Street New York, New York 10286

PERSONAL AND CONFIDENTIAL

May 26, 2020

Pacific Gas and Electric Company

77 Beale Street

P.O. Box 77000

San Francisco, California 94177

Attention: Margaret K. Becker

Pacific Gas and Electric Company

RCF Commitment Letter

Ladies and Gentlemen:

Reference is hereby made to (i) the Chapter 11 bankruptcy cases, jointly administered under lead case number 19-30088 (the “Chapter 11 Cases”), currently pending before the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”), in which PG&E Corporation, a California corporation (or any domestic entity formed to hold all of the assets of PG&E upon emergence from bankruptcy) (“PG&E”), and Pacific Gas and Electric Company, a California corporation (the “Utility”) (together with any domestic entity formed to hold all of the assets of the Utility upon emergence from bankruptcy, the “Borrower” and together with PG&E, the “Debtors” or “you”), are debtors and debtors in possession and (ii) the joint Chapter 11 plan of reorganization filed by the Debtors and the shareholder proponents with the Bankruptcy Court on May 22, 2020 [Docket No. 7521] (as may be further amended, modified or otherwise changed in accordance with this Commitment Letter, the “Plan”) to implement the terms and conditions of the reorganization of the Debtors as provided therein. Capitalized terms used and not defined in this letter (together with Annexes A and B hereto, this “Commitment Letter”) have the meanings assigned to them in Annexes A and B hereto as the context may require. JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A. (“BANA”), BofA Securities, Inc. (or any of its designated affiliates, “BofA”, and together with BANA, “Bank of America”), Barclays Bank PLC (“Barclays”), Citigroup Global Markets Inc. on behalf of Citi (as defined below), Goldman Sachs Bank USA (“GS Bank”) and those entities listed in Schedule I attached hereto are referred to herein, collectively, as the “Commitment Parties,” “we” or “us.”

You have informed us that, in connection with the consummation of the transactions contemplated by the Plan, the Borrower intends to enter into a new revolving credit facility in an aggregate committed amount of $3,500 million (the “Facility”) having the terms and subject to the conditions set forth herein and in the Annexes hereto.

The transactions described in the preceding paragraphs are collectively referred to herein as the “Transactions.”

For purposes of this Commitment Letter, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated herein.

1.	Commitments; Titles and Roles.

(a) (i) Each of JPMorgan, BofA, Barclays, Citi and GS Bank is pleased to confirm its agreement to act, and you hereby appoint each of JPMorgan, BofA, Barclays, Citi and GS Bank to act, as a joint lead arranger and joint bookrunner (in such capacities, the “Arrangers”) in connection with the Facility, (ii) each of BofA, Barclays and GS Bank is pleased to confirm its agreement to act, and you hereby appoint each of BofA, Barclays and GS Bank to act, as a co-syndication agent in connection with the Facility and (iii) each of BNP Paribas (“BNP”), Credit Suisse AG, New York Branch (“CS”), Mizuho Bank, Ltd (“Mizuho”), MUFG Union Bank, N.A. (“MUFG”) and Wells Fargo Bank, National Association (“Wells Fargo”) is pleased to confirm its agreement to act, and you hereby appoint each of BNP, CS, Mizuho, MUFG and Wells Fargo to act, as a co-documentation agent in connection with the Facility, (b) JPMorgan is pleased to confirm its agreement to act, and you hereby appoint JPMorgan to act, as administrative agent (the “Administrative Agent”) for the Facility; (c) Citibank, N.A. is pleased to confirm its agreement to act, and you hereby appoint Citibank, N.A. to act, as co-administrative agent (the “Co-Administrative Agent”) for the Facility and (d) each of JPMorgan, BANA, Barclays, Citi, GS Bank and each of the other Commitment Parties is pleased to commit, and hereby commits, on a several and not joint basis, to provide the Borrower a portion of the aggregate principal amount of the Facility equal to the principal amount set forth adjacent to its name on Schedule I hereto under the heading “Commitment” and a portion of the L/C Commitment (as defined in the Credit Agreement) equal to the principal amount set forth adjacent to its name on Schedule I hereto under the heading “L/C Pro Rata Commitment” and agrees that it shall execute and deliver a credit agreement in the form attached as Annex B hereto (the “Credit Agreement”) with such modifications thereto as may be agreed by the Borrower and each of the

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Commitment Parties (other than any modifications to Schedule 3.1, which modifications only require the consent or approval of the Borrower and any Commitment Party who has an Existing Letter of Credit being added, removed, or otherwise modified from such Schedule 3.1), in each case, on the terms and subject solely to the satisfaction or waiver of the conditions contained in (i) Annex A of this Commitment Letter and (ii) Section 5.1 of the Credit Agreement. It is further agreed that JPMorgan will appear on the top left (and the Arrangers, other than JPMorgan, will appear in alphabetical order immediately to the right thereof) of the cover page of any marketing materials for the Facility and will hold the roles and responsibilities conventionally understood to be associated with such name placement. Our fees for our commitment and for services related to the Facility are set forth in one or more separate fee letters (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Fee Letter”) entered into by you and the relevant Commitment Parties on or prior to the date hereof. It is agreed that no other agents, co-agents, arrangers, co-arrangers or bookrunners will be appointed and no other titles will be awarded in connection with the Facility, and no compensation will be paid in order to obtain such person’s commitment to participate in the Facility (other than the compensation expressly contemplated by this Commitment Letter and the Fee Letter) in connection with the Facility, unless the Arrangers and you shall so agree.

You agree that JPMorgan may perform its responsibilities hereunder through its affiliate, J.P. Morgan Securities LLC.

2.	Conditions Precedent.

Notwithstanding anything to the contrary in this Commitment Letter, the Fee Letter or any other agreement or other undertaking concerning the Transactions, the commitments and agreements of the Commitment Parties hereunder with respect to the Facility, including the obligation to execute and deliver the Credit Agreement, are subject solely to the satisfaction or waiver of the conditions set forth in (i) Annex A hereto and (ii) Section 5.1 of the Credit Agreement.

3.	Indemnification and Related Matters.

Subject to the approval of this Commitment Letter by the Bankruptcy Court, you agree, jointly and severally, (a) to indemnify and hold harmless the Commitment Parties and their respective affiliates and their respective officers, directors, employees, advisors, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages, liabilities and related expenses to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facility, the use of the proceeds thereof or any related transaction or any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing (including in relation to enforcing the terms of this paragraph) (each, a “Proceeding”), regardless of whether any indemnified person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each indemnified person upon demand for reasonable, documented and invoiced out-of-pocket legal expenses of one primary firm of counsel, one regulatory counsel and one special bankruptcy counsel for all such indemnified persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such indemnified persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the indemnified person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected indemnified person and, if necessary, of one regulatory counsel, one special bankruptcy counsel and a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected indemnified person) or other reasonable, documented and invoiced out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any

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indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to (i) have arisen or resulted from the willful misconduct, bad faith or gross negligence of such indemnified person, (ii) have resulted from a claim brought by you or any of your subsidiaries against such indemnified person for material breach of such indemnified person’s obligations hereunder or (iii) have not resulted from an act or omission by you or any of your affiliates and have been brought by an indemnified person against any other indemnified person (other than any claims against any Commitment Party in its capacity or in fulfilling its role as an arranger or agent or any similar role hereunder, except to the extent such acts or omissions are determined by a court of competent jurisdiction by a final and non-appealable judgment to have constituted the gross negligence, bad faith or willful misconduct of such indemnified party in such capacity), and (b) to reimburse the Commitment Parties and their respective affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Fee Letter and the definitive documentation relating to the Facility) or the administration, amendment, modification or waiver thereof. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto. None of the indemnified persons or you shall have any liability for any special, indirect, consequential or punitive damages in connection with activities related to the Facility or the Transactions; provided that nothing contained in this sentence shall limit your indemnity and reimbursement obligations to the extent set forth in this paragraph.

No indemnified person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, including one or more internet sites or otherwise via the internet, and you agree, to the extent permitted by applicable law, to not assert any claims against any indemnified person with respect to the foregoing.

You shall not, without the prior written consent of an indemnified person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless such settlement (a) includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability on claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person or any injunctive relief or other non-monetary remedy. You acknowledge that any failure to comply with your obligations under the preceding sentence may cause irreparable harm to the Commitment Parties and the other indemnified persons. You shall not be liable for any settlement of any Proceeding if the amount of such settlement was effected without your consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent or if there is a judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each indemnified person from and against any and all losses, claims, damages, penalties, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this paragraph.

You agree that the fees, expenses and indemnities payable hereunder and incurred pursuant hereto, and as set forth in, this Commitment Letter and the Fee Letter (a) are reasonable, (b) are actual and necessary costs and expenses of preserving the Debtors’ estates and (c) subject to the approval of this Commitment Letter and the Fee Letter by the Bankruptcy Court, constitute allowed Administrative Claims against the Debtors on a joint and several basis under the Plan.

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4.	Assignments.

This Commitment Letter may not be assigned by you without the prior written consent of the Commitment Parties, nor by any Commitment Party without your prior written consent (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the Commitment Parties and the other parties hereto and, except as set forth in Section 3 above, is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. Any Commitment Party may, in consultation with the Borrower, assign its commitments and agreements hereunder, in whole or in part, to any of its affiliates. Notwithstanding anything to the contrary in this Section 4, GS Bank may assign its commitments hereunder to Goldman Sachs Lending Partners LLC (or vice versa) at any time and such assignment shall relieve GS Bank (or Goldman Sachs Lending Partners LLC, as applicable) of its commitments.

5.	Confidentiality.

This Commitment Letter, the Fee Letter and the contents hereof and thereof are confidential and may not be disclosed by you to any other person (other than any Commitment Party) without our prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except pursuant to a subpoena or order issued by a court or administrative agency or by a judicial, administrative or legislative body or committee (in which case you agree to inform us promptly thereof to the extent practicable and not prohibited by applicable law, rule or regulation); provided that we hereby consent to your disclosure of (i) this Commitment Letter and the Fee Letter to your affiliates and your and your affiliates’ respective officers, directors, employees, agents and advisors (including legal counsel, independent auditors and other experts, professional advisors or agents) who are involved in the consideration of the Transactions (including in connection with providing accounting and tax advice to the Borrower and its affiliates) on a confidential basis, (ii) this Commitment Letter and the Fee Letter as required by applicable law or compulsory legal process or, to the extent requested or required by governmental and/or regulatory authorities (in which case you agree (except with respect to any audit or examination conducted by bank examiners or any governmental bank regulatory authority exercising examination or regulatory authority) to inform us promptly thereof to the extent practicable and not prohibited by applicable law, rule or regulation), (iii) following your acceptance of the provisions hereof and return of an executed counterpart of this Commitment Letter to the Commitment Parties as provided below, this Commitment Letter (but not the Fee Letter other than the existence thereof) in any public record in which you are required by law or regulation to file it (including the Bankruptcy Court to obtain its approval) or with the Securities and Exchange Commission (“SEC”) and other applicable regulatory authorities and stock exchanges to the extent required to be in compliance therewith, (iv) the aggregate fee amounts contained in the Fee Letter in financial statements or as part of projections, pro forma information or a generic disclosure of aggregate sources and uses related to aggregate compensation amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Facility or in any public filing relating to the Transactions, in each case in a manner which does not disclose the fees payable pursuant to the Fee Letter (except in the aggregate), (v) this Commitment Letter and the information contained herein and the Fee Letter in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter, Fee Letter or the transactions contemplated thereby or enforcement thereof or hereof, (vi) the information contained in Annexes A and B in any prospectus or other offering memorandum or in any syndication or other marketing materials relating to the Facility or the Transactions, (vii) any information set forth herein (including in the Annexes hereto) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this agreement by you or your affiliates or your or their respective officers, directors, employees or advisors, and (viii) the existence of this Commitment Letter and the information contained in Annexes A and B to any rating agency; provided that such information is supplied to any such rating agency only on a confidential basis. The obligations under this paragraph with respect to this Commitment Letter (but not

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the Fee Letter) shall terminate automatically after the earlier of the date (x) of any public filing permitted hereunder and (y) the Credit Agreement shall have been executed and delivered by the parties thereto. To the extent not earlier terminated, the provisions of this paragraph with respect to this Commitment Letter (but not the Fee Letter) shall automatically terminate on the second anniversary hereof.

Notwithstanding anything to the contrary herein, any disclosure of the Fee Letter to obtain Bankruptcy Court approval shall only be made via a filing under seal and, to the extent required, by providing an unredacted copy thereof directly to the Bankruptcy Court, the Office of the United States Trustee and advisors to the Official Committee of Unsecured Creditors, the Official Committee of Tort Claimants and any other official committee established pursuant to Section 1102 of the Bankruptcy Code on a confidential and professionals’ eyes only basis; provided, however, that you shall be permitted to publicly disclose the fees payable under the Fee Letter, solely on an aggregate basis combined with all other fees payable by you in connection with the financing for which you are seeking the approval of the Bankruptcy Court.

Each Commitment Party shall use all non-public information provided to it by or on behalf of the Borrower or any of your subsidiaries or affiliates solely for the purpose of providing the services which are the subject of this Commitment Letter and otherwise in connection with the Transactions, and shall treat confidentially all such information and shall not disclose such information to any third party or circulate or refer publicly to such information; provided, however, that nothing herein will prevent each Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency, or otherwise as required by applicable law or compulsory legal process (in which case such person agrees to inform you promptly thereof to the extent practicable and not prohibited by applicable law, rule or regulation), (b) upon the request or demand of any regulatory authority having jurisdiction over such person or any of its affiliates (in which case such person agrees (except with respect to any audit or examination conducted by bank examiners or any governmental bank regulatory authority exercising examination or regulatory authority) to inform you promptly thereof to the extent practicable and not prohibited by applicable law, rule or regulation), (c) to the extent that such information is publicly available or becomes publicly available other than by reason of disclosure by such person or any of such person’s affiliates or its or their respective officers, directors, employees or advisors in violation of this Commitment Letter, (d) to such person’s affiliates and to such person’s and such affiliates’ respective officers, directors, partners, members, employees, legal counsel, independent auditors, service providers and other experts or agents who need to know such information in connection with the Transactions and who have been informed of the confidential nature of such information and are instructed to keep such information confidential in accordance with the provisions of this Section 5, it being understood that the disclosing Commitment Party shall be responsible for any violation of the provisions of this Section 5 by any such person, (e) to potential and prospective lenders, participants and any direct or indirect contractual counterparties to any swap or derivative transaction relating to the Borrower or its obligations under the Facility, in each case, who have agreed to keep such information confidential on terms not less favorable than the provisions hereof in accordance with the standard syndication processes of the Arrangers or customary market standards for the dissemination of such type of information, (f) to Moody’s and S&P and other rating agencies; provided that such information is limited to Annexes A and B and is supplied only on a confidential basis, (g) to market data collectors, similar service providers to the lending industry, and service providers to the Arrangers in connection with the administration and management of the Facility; provided that such information is limited to the existence of this Commitment Letter and information of a type routinely provided regarding the closing date, size, type, purpose of, and parties to, the Facility, (h) received by such person from a source (other than you or any of your affiliates, advisors, members, directors, employees, agents or other representatives) not known by such person to be prohibited from disclosing such information to such person by a legal, contractual or fiduciary obligation, (i) to the extent that such information was already in the Commitment Parties’ possession on a non-confidential basis or is independently developed by the Commitment Parties, (j) for

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purposes of establishing a “due diligence” defense or (k) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby or enforcement thereof or hereof. The obligations of the Commitment Parties under this Section 5 shall remain in effect until the earlier of (i) two years from the date hereof and (ii) the execution and delivery of the Credit Agreement by such Commitment Party, at which time any confidentiality undertaking in the Credit Agreement with respect to such Commitment Party shall supersede the provisions in this paragraph to the extent covered thereby.

6.	Absence of Fiduciary Relationship; Affiliates; Etc.

As you know, each Commitment Party (together with its affiliates, the “Commitment Entities”) is a full service financial institution engaged, either directly or through its affiliates, in a broad array of activities, including commercial and investment banking, financial advisory, market making and trading, investment management (both public and private investing), investment research, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage and other financial and non-financial activities and services globally. In the ordinary course of their various business activities, the Commitment Entities and funds or other entities in which the Commitment Entities invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. In addition, the Commitment Entities may at any time communicate independent recommendations and/or publish or express independent research views in respect of such assets, securities or instruments. Any of the aforementioned activities may involve or relate to assets, securities and/or instruments of the Borrower and/or other entities and persons which may (i) be involved in transactions arising from or relating to the arrangement contemplated by this Commitment Letter or (ii) have other relationships with the Borrower or its affiliates. In addition, the Commitment Entities may provide investment banking, commercial banking, underwriting and financial advisory services to such other entities and persons. Although the Commitment Entities in the course of such other activities and relationships may acquire information about the transactions contemplated by this Commitment Letter or other entities and persons which may be the subject of the financing contemplated by this Commitment Letter, the Commitment Entities shall have no obligation to disclose such information, or the fact that the Commitment Entities are in possession of such information, to the Borrower or to use such information on the Borrower’s behalf.

Consistent with the Commitment Entities’ policies to hold in confidence the affairs of their customers, the Commitment Entities will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter to any of their other customers and will treat confidential information relating to the Borrower and its affiliates with the same degree of care as they treat their own confidential information and in accordance with Section 5 hereof. Furthermore, you acknowledge that the Commitment Entities do not have an obligation to use in connection with the Transactions, or to furnish to you, confidential information obtained or that may be obtained by them from any other person.

Each of the Commitment Entities may have economic interests that conflict with those of the Borrower, its equity holders and/or its affiliates. You agree that each Commitment Entity will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter, the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Entities and the Borrower, its equity holders or its affiliates. You acknowledge and agree that the transactions contemplated by this Commitment Letter and the Fee Letter (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Commitment Entities, on the one hand, and the Borrower, on the other, and in connection therewith and with the process leading thereto, (i) the Commitment Entities have

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not assumed (A) an advisory responsibility in favor of the Borrower, its equity holders or its affiliates with respect to the financing transactions contemplated hereby or (B) a fiduciary responsibility in favor of the Borrower, its equity holders or its affiliates with respect to the transactions contemplated hereby, or in each case, the exercise of rights or remedies with respect thereto or the process leading thereto (irrespective of whether the Commitment Entities have advised, are currently advising or will advise the Borrower, its equity holders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (ii) the Commitment Entities are acting solely as principals and not as the agents or fiduciaries of the Borrower, its management, equity holders, affiliates, or any other person. The Borrower acknowledges and agrees that it has consulted its own legal, tax, investment, accounting and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. To the fullest extent permitted by law, the Borrower agrees that it will not bring any claim that the Commitment Entities have breached any fiduciary or similar duty to the Borrower with respect to the financing transactions contemplated hereby or owe a fiduciary or similar duty to the Borrower, in connection with such financing transactions or the process leading thereto. In addition, each Commitment Party may employ the services of its affiliates in providing services and/or performing its or their obligations hereunder and may, subject to Section 5, exchange with such affiliates information concerning the Borrower and other companies that may be the subject of this arrangement, and such affiliates will be entitled to the benefits afforded to such Commitment Party hereunder (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential). Notwithstanding the foregoing, nothing herein shall affect the Borrower’s rights in respect of any separate engagement of any Commitment Party, including as financial advisor, in connection with the Transactions or any other matter.

You further acknowledge that certain of the Commitment Parties and/or their affiliates currently are acting as lenders and as the administrative agent under certain of the Borrower’s credit agreements, and your and your affiliates’ rights and obligations under any other agreement with any Commitment Party or any of its affiliates that currently exist or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Commitment Letter, and none of such rights and obligations under such other agreements shall be affected by any Commitment Party’s performance or lack of performance of services hereunder. You hereby agree that each Commitment Party may render its services under this Commitment Letter notwithstanding any actual or potential conflict of interest presented by the foregoing, and you agree that you will not claim any conflict of interest relating to the relationship among such Commitment Party and you and your affiliates in connection with the commitments and services contemplated hereby, on the one hand, and the exercise by any Commitment Party or any of its affiliates of any of their rights and duties under any credit agreement or other agreement on the other hand.

In addition, please note that the Commitment Entities do not provide accounting, tax or legal advice.

7.	Miscellaneous.

Neither this Commitment Letter nor the Fee Letter may be amended or any term or provision hereof or thereof waived or otherwise modified except by an instrument in writing signed by each of the parties hereto or thereto, as applicable, and any term or provision hereof or thereof may be amended or waived only by a written agreement executed and delivered by all parties hereto or thereto.

The provisions set forth under Sections 3, 5 and 6 hereof (in each case other than any provision therein that expressly terminates upon execution of the Credit Agreement), this Section 7 and the provisions of the Fee Letter will remain in full force and effect regardless of whether the Credit Agreement is executed

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and delivered; provided that the foregoing provisions in this paragraph (other than with respect to the provisions set forth in the Fee Letter and under Sections 5, 6 and this Section 7, which will remain in full force and effect notwithstanding the expiration or termination of this Commitment Letter or the Commitment Parties’ respective commitments and agreements hereunder) shall be superseded in each case, to the extent covered thereby, by the applicable provisions contained in the Credit Agreement upon execution thereof and thereafter shall have no further force and effect.

Each of the parties hereto (for itself and its affiliates) agrees that any suit or proceeding arising in respect of this Commitment Letter or the Commitment Parties’ commitments or agreements hereunder or the Fee Letter will be tried exclusively in (i) subject to clause (ii)(B), until the Effective Date (as defined in the Plan) of the Plan, the Bankruptcy Court and (ii)(A) thereafter or (B) if the Bankruptcy Court refuses to accept, or the Bankruptcy Court or any appellate court from the Bankruptcy Court determines in a final, non-appealable order that the Bankruptcy Court does not have, jurisdiction, any Federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and each party hereby submits to the non-exclusive jurisdiction of, and to venue in, such court. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either the Commitment Parties’ commitments or agreements or any matter referred to in this Commitment Letter or the Fee Letter is hereby waived by the parties hereto (to the fullest extent permitted by applicable law). Each of the parties hereto (for itself and its affiliates) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses above shall be effective service of process against such party for any suit, action or proceeding brought in any such court. This Commitment Letter and the Fee Letter and any claim, controversy or dispute arising hereunder or thereunder will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

8.	PATRIOT Act Notification.

The Commitment Parties hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) the Commitment Parties may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Commitment Parties to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and is effective for the Commitment Parties.

9.	Acceptance and Termination.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to subject matter contained herein, including an agreement to execute the Credit Agreement with such modifications thereto as may be agreed by the Borrower and each of the Commitment Parties, it being acknowledged and agreed that the obligation to execute and deliver the Credit Agreement by the Commitment Parties is subject solely to the satisfaction or waiver of the conditions set forth in Annex A hereto and Section 5.1 of the Credit Agreement.

This Commitment Letter may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. The words

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“execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Commitment Letter and/or any document to be signed in connection with this Commitment Letter and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. This Commitment Letter and the Fee Letter (and the Bank Financing Engagement Letter dated as of October 4, 2019 among you and certain of the Commitment Parties) are the only agreements that have been entered into among the parties hereto with respect to the Facility and set forth the entire understanding of the parties with respect thereto and supersede any prior written or oral agreements among the parties hereto with respect to the Facility.

The commitments and agreements of the Commitment Parties hereunder will terminate upon the first to occur of:

(i)	the execution and delivery of the Credit Agreement by each of the parties thereto;

(ii)	the Effective Date of the Plan without the Credit Agreement having been executed;

(iii)	11:59 p.m., New York City time, on August 26, 2020;

(iv)

11:59 p.m., New York City time, on (I) June 30, 2020, if the Confirmation Order has not been entered prior to such time or (II) the date the Backstop Commitments (as defined in those certain Chapter 11 Plan Backstop Commitment Letters, as in effect on the date hereof) are terminated prior to the receipt by PG&E, including receipt in escrow, of at least $9,000,000,000 of gross proceeds from the issuance of Qualifying Equity;

(v)

if at any time after the Escrow Closing Date (as defined below), any of the Specified Debt (as defined in the Bridge Commitment Letters) is subject to a mandatory redemption event or otherwise required to be redeemed, repurchased or repaid in accordance with the terms thereof;

(vi)	prior to the occurrence of the Escrow Closing Date, the occurrence of the following events:

A.

(I) the Plan, the Confirmation Order, the Restructuring Support Agreement dated as of January 22, 2020, the Noteholder RSA Approval Order or the Approval Order is amended or modified or any condition contained therein waived, in a manner that is adverse to the Commitment Parties in their capacities as such, in either case without the consent of (i) the Administrative Agent and (ii) the Commitment Parties holding greater than 50% of the commitments hereunder in respect of the Facility (collectively clauses (i) and (ii), the “Required Commitment Parties”) (such consent not to be unreasonably withheld, conditioned or delayed; provided that modifications to the Plan solely as a result of an increase in roll-over, “take-back” or reinstatement of any existing debt of the Debtors shall be deemed not to be adverse to the Commitment Parties for the purposes of this clause (I)) or (II) any Plan Supplement or any Plan Document (each as defined in the Plan) (other than any Plan Document or Plan Supplement that was filed prior to the date hereof) that is adverse to the interests of the Commitment Parties in their capacities as such is filed or finalized without the consent of the Required Commitment Parties (such consent not to be unreasonably withheld, conditioned or delayed);

10

B.	the Chapter 11 Case with respect to any Debtor is dismissed or converted to a proceeding under chapter 7 of the Bankruptcy Code;

C.	a trustee or examiner with enlarged powers (having powers beyond those set forth in section 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) is appointed with respect to any of the Debtors;

D.

there is in effect an order of a governmental authority of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the Plan, or any law, statute, rule, regulation or ordinance is adopted that makes consummation of the transactions contemplated by the Plan illegal or otherwise prohibited;

E.

the Debtors’ aggregate liability with respect to Fire Claims (as defined in the Plan) is determined (whether (A) by the Bankruptcy Court (or the District Court to which the reference has been partially withdrawn for estimation purposes), (B) pursuant to an agreement between the Debtors and the holders of Fire Claims that is subject to an order of the Bankruptcy Court approving such agreement, or (C) through a combination thereof) to exceed $25.5 billion (the “Fire Claims Cap”) (it being acknowledged that the aggregate liability, including any fees, with respect to Fire Claims for the purposes of this clause (E), as set forth in the Plan dated May 22, 2020 is agreed by the parties hereto not to exceed the Fire Claims Cap);

F.	since December 31, 2019, a Specified Material Adverse Effect (as defined in the Credit Agreement) shall have occurred;

G.

if at any time after the first day of the Confirmation Hearing (as defined in the Plan), either (A) asserted Administrative Expense Claims (as defined in the Plan) exceed $250 million (excluding all ordinary course Administrative Expense Claims, Professional Fee Claims, Disallowed Administrative Expense Claims and the portion of an Administrative Expense Claim that is covered by insurance (in each case, as defined in the Plan) and including for the avoidance of doubt, any such expenses or claims with respect to the Facility (collectively, the “Excluded Administrative Expense Claims”)) or (B) the Debtors have reserved for and/or paid more than $250 million in the aggregate for Administrative Expense Claims, excluding the Excluded Administrative Expense Claims;

H.

on or prior to June 30, 2020, the Borrower shall not have received from the California Public Utilities Commission (the “CPUC”) all necessary approvals, authorizations and final orders to implement the Plan, and to participate in the Go-Forward Wildfire Fund (as defined in the Plan), including:

1.

provisions satisfactory to the Required Commitment Parties (such approval not to be unreasonably withheld, conditioned or delayed) pertaining to authorized return on equity and regulated capital structure (it being agreed that the provisions included in (x) the CPUC’s final decision dated December 19, 2019 in the 2020 Cost of Capital Proceeding and (y) the Utility’s application dated October 1, 2018, as modified by the application dated May 9, 2019, as updated by the annual update filing dated November 27, 2019, in the Transmission Owner Rate Case for 2019 are satisfactory to the Required Commitment Parties);

11

2.

a disposition, satisfactory to the Required Commitment Parties (such approval not to be unreasonably withheld, conditioned or delayed), of proposals for certain potential changes to PG&E’s corporate structure and authorizations for the Utility to operate as a utility;

3.

a resolution, satisfactory to the Required Commitment Parties (such approval not to be unreasonably withheld, conditioned or delayed), of claims for monetary fines or penalties under the California Public Utilities Code for conduct prior to the Petition Date (it being agreed that (x) the settlement agreement dated October 3, 2019, as modified by the decision dated January 17, 2020, with respect to the Order Instituting Investigation to assess the Utility’s locate and mark practices (Investigation 18-12-007), (y) the settlement agreements approved by the CPUC on April 26, 2018 and December 5, 2019 in the Order Instituting Investigation regarding violations of the ex parte communications rules (Investigation 15-08-019) and (z) the Decision Different issued by Commissioner Rechtschaffen on April 20, 2020 with respect to the investigation into the Utility’s conduct with respect to the 2017 and 2018 Northern California wildfires (Investigation 19-06-015) are satisfactory to the Required Commitment Parties); and

4.

approval (or exemption from approval) of the financing structure and the securities to be issued under the Plan (it being agreed that the decisions included within the Proposed Decision Approving the Reorganization Plan, dated as of April 20, 2020, if finally approved on such terms, together with the terms of the Purchase Option described in the Motion for Entry of an Order Approving the Case Resolution Contingency Process and Granting Related Relief filed with the Bankruptcy Court on March 20, 2020, are satisfactory);

I.	if at any time the Bankruptcy Court determines that the Debtors are insolvent;

J.

the Bankruptcy Court enters a final and non-appealable order to authorize, or the Plan, any Plan Supplement or any Plan Document is amended, modified or changed to include, in each case without the consent of the Required Commitment Parties, a process for transferring the license and/or operating assets of the Utility to the State of California or a third party (a “Transfer”) (it being agreed that each of (i) the Transfer process included within the Proposed Decision Approving the Reorganization Plan, dated as of April 20, 2020, if finally approved on such terms, is satisfactory and (ii) the Transfer process included within SB 350, if the amendment thereto introduced on May 14, 2020 is passed into law, is satisfactory) or PG&E effects a Transfer other than pursuant to the Plan; and

K.	the CPUC has revoked or terminated the Utility’s Certificate of Public Convenience and Necessity

(the earliest date in clauses (ii) through (vi) being the “Commitment Termination Date”); provided that the termination of any commitment pursuant to this sentence does not prejudice your rights and remedies in respect of any breach of this Commitment Letter.

For the purposes of this Commitment Letter, the terms listed below shall have the respective meanings set forth below:

“Approval Order” small mean that certain Order (I) Approving Terms of, and Debtors’ Entry Into and Performance Under, Debt Financing Commitment Letters and (II) Authorizing Incurrence, Payment and Allowance of Related Fees, Indemnities, Costs and Expenses as Administrative Expense Claims [Docket No. 6323].

12

“Bridge Commitment Letters” shall mean each of (i) that certain Commitment Letter dated as of October 4, 2019 among Pacific Gas and Electric Company, as the borrower, PG&E Corporation and the commitment parties from time to time party thereto, as amended, modified or supplemented from time to time prior to the date hereof and (ii) that certain Commitment Letter dated as of October 4, 2019 among PG&E Corporation, as the borrower, Pacific Gas and Electric Company and the commitment parties from time to time party thereto, as amended, modified or supplemented from time to time prior to the date hereof.

“Confirmation Order” shall mean an order confirming the Plan with respect to the Debtors in form and substance reasonably satisfactory to the Required Commitment Parties (including authorizing the Borrower’s entry into and performance under this Commitment Letter and the Fee Letter) (it being understood and agreed that the draft order confirming the Plan filed on May 26, 2020 is reasonably satisfactory to the Required Commitment Parties).

“Escrow Closing Date” shall mean the date on which (i) the proceeds of the Specified Debt (as defined in the Bridge Commitment Letters) shall have been issued by the Borrower and PG&E (including, for the avoidance of doubt, in escrow) and (ii) the commitments in respect to the facilities under the Bridge Commitment Letters shall have been reduced to zero.

“Noteholder RSA Approval Order” shall mean that certain Order Pursuant to 11 U.S.C. §§ 363(b) and 105(a) and Fed. R. Bankr. P. 6004 and 9019 (I) Approving and Authorizing the Debtors to Enter into Restructuring Support Agreement with Consenting Noteholders and Shareholder Proponents, and (ii) Granting Related Relief [Docket No. 5637].

Please confirm that the foregoing is in accordance with your understanding by signing and returning to JPMorgan an executed copy of this Commitment Letter, together with an executed copy of the Fee Letter, on or before 11:59 p.m., New York City time, on May 26, 2020, whereupon this Commitment Letter and the Fee Letter will become binding agreements between us. This offer will terminate on such date if this Commitment Letter and the Fee Letter have not been signed and returned as described in the preceding sentence. We look forward to working with you on this transaction.

[Remainder of page intentionally left blank]

13

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jeffrey Miller
Name: Jeffrey Miller
Title: Executive Director

[Signature Page to RCF Commitment Letter (Utility)]

BofA SECURITIES, INC.

By:	/s/ Patrick Boultinghouse
Name: Patrick Boultinghouse
Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Dee Dee Farkas
Name: Dee Dee Farkas
Title: Director

[Signature Page to RCF Commitment Letter (Utility)]

BARCLAYS BANK PLC

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Signature Page to RCF Commitment Letter (Utility)]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Rirchard Rivera
Name: Richard Rivera
Title: Authorized Signatory

[Signature Page to RCF Commitment Letter (Utility)]

GOLDMAN SACHS BANK USA

By:	/s/ Jacob Elder
Name: Jacob Elder
Title: Authorized Signatory

[Signature Page to RCF Commitment Letter (Utility)]

BNP PARIBAS

By:	/s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By:	/s/ Francis Delaney
Name: Francis Delaney
Title: Managing Director

[Signature Page to RCF Commitment Letter (Utility)]

CREDIT SUISSE AG, NEW YORK BRANCH

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

[Signature Page to RCF Commitment Letter (Utility)]

MIZUHO BANK, LTD.

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

[Signature Page to RCF Commitment Letter (Utility)]

MUFG UNION BANK, N.A.

By:	/s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Managing Director

[Signature Page to RCF Commitment Letter (Utility)]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

[Signature Page to RCF Commitment Letter (Utility)]

BANK OF MONTREAL, CHICAGO BRANCH

By:	/s/ Darren Thomas
Name: Darren Thomas
Title: Vice President

[Signature Page to RCF Commitment Letter (Utility)]

THE BANK OF NEW YORK MELLON

By:	/s/ Molly H. Ross
Name: Molly H. Ross
Title: Vice President

[Signature Page to RCF Commitment Letter (Utility)]

ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

PACIFIC GAS AND ELECTRIC COMPANY

By:	/s/ Margaret K. Becker
Name:	Margaret K. Becker
Title:	Senior Director and Treasurer

[Signature Page to RCF Commitment Letter (Utility)]

Schedule I

Commitments

Commitment Party	Commitment	L/C Pro Rata Commitment
JPMorgan Chase Bank, N.A.	$424,307,692.30	$150,000,000.00

Bank of America, N.A.	$388,948,717.95	$150,000,000.00

Barclays Bank PLC	$388,948,717.95	$150,000,000.00

Citibank, N.A.	$367,500,000.00	$150,000,000.00

Citicorp North America, Inc.	$21,448,717.95	N/A

Goldman Sachs Bank USA	$388,948,717.95	$150,000,000.00

BNP Paribas	$268,728,205.13	$100,000,000.00

Credit Suisse AG, New York Branch	$268,728,205.13	$100,000,000.00

Mizuho Bank, Ltd.	$268,728,205.13	$100,000,000.00

MUFG Union Bank, N.A.	$268,728,205.13	$107,142,857.00

Wells Fargo Bank, National Association	$268,728,205.13	$100,000,000.00

Bank of Montreal, Chicago Branch	$123,756,410.25	N/A

The Bank of New York Mellon	$52,500,000.00	N/A

	$3,500,000,000.00	$1,257,142,857.00

ANNEX A

Conditions1

The execution of the Credit Agreement by the Commitment Parties shall be subject solely to the satisfaction or waiver by the Commitment Parties of

(a)	the following conditions:

(i)	the satisfaction or waiver by the Commitment Parties of the conditions set forth in Section 5.1 of the Credit Agreement;

(ii)

neither the Confirmation Order nor the Plan shall have been amended or modified in a manner that is material and adverse to the Commitment Parties or any condition material to the Commitment Parties contained therein waived, in either case, without the consent of the Required Commitment Parties (such consent not to be unreasonably withheld, conditioned or delayed); and

(iii)

the transactions as described in the Plan to occur upon the Effective Date (as defined in the Plan) of the Plan (including (i) the release of the proceeds of the Specified Debt from any escrow arrangements, (ii) the issuance of at least $9,000,000,000 of gross proceeds from the issuance of Qualifying Equity and (iii) the payment in full of all obligations and the termination of all commitments under the DIP Facilities (as defined in the Plan)) shall have been consummated on, or substantially concurrently will be consummated with, the Effective Date in accordance with their terms; and

(b)	solely if the Escrow Closing Date has not occurred, the following conditions:

(i)

the Borrower shall have received investment grade senior secured debt ratings of (i) in the case of Moody’s, Baa3 or better and (ii) in the case of S&P, BBB- or better and in each case, with a stable or better outlook;

(ii)

total PG&E weighted average earning rate base (including electric generation, electric transmission, electric distribution, gas distribution, gas transmission and storage) for estimated 2021 as approved by the CPUC shall be no less than 95% of $48,000,000,000;

(iii)

the Debtors’ aggregate liability with respect to Fire Claims shall be determined (whether (i) by the Bankruptcy Court (or the District Court to which the reference has been partially withdrawn for estimation purposes), (ii) pursuant to an agreement between the Debtors and the holders of Fire Claims, or (iii) through a combination thereof) not to exceed the Fire Claims Cap (it being acknowledged that the aggregate liability, including any fees, with respect to Fire Claims for the purposes of this clause (iii), as set forth in the Plan dated May 22, 2020 is agreed by the parties hereto not to exceed the Fire Claims Cap);

[1]	All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter, as applicable, to which this Annex A is attached, including Annex B thereto.

(iv)

PG&E shall have received, or on the Effective Date shall receive, at least $9,000,000,000 of gross proceeds from the issuance of equity securities and/or equity-linked securities and/or distribute rights to holders of PG&E common stock to purchase shares of PG&E common stock, in each case, on terms acceptable to the Required Commitment Parties in their sole discretion (collectively, the “Qualifying Equity”). The economic benefit of the net operating loss carryforwards and other tax attributes of PG&E, the Borrower or its subsidiaries shall not have been transferred (pursuant to a tax monetization transaction or otherwise) except on terms that could not reasonably be expected to negatively impact the cash flows of PG&E, the Borrower or its subsidiaries as determined by the Arrangers in their sole discretion;

(v)

the Utility shall have received, or on the Effective Date shall receive, at least $6,000,000,000 of gross proceeds from any issuance of debt securities or other debt for borrowed money (including pursuant to any bank or other credit facility and any securitization securities or facilities);

(vi)

the Utility shall have both (i) elected, and received Bankruptcy Court approval, to participate in the Go-Forward Wildfire Fund and (ii) satisfied the other conditions to participation in the Go-Forward Wildfire Fund set forth in the Wildfire Legislation (as defined in the Plan);

(vii)	PG&E shall own directly 100% of the common stock of the Borrower; and

(viii)

no order of a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation or funding of any transactions contemplated by the Plan shall have been received by the Debtors, and no law, statute, rule, regulation or ordinance shall have been adopted that makes the consummation or funding of any transactions contemplated by the Plan illegal or otherwise prohibited.

ANNEX B

[Attached]

$3,500,000,000

CREDIT AGREEMENT

among

PACIFIC GAS AND ELECTRIC COMPANY,

as Borrower,

the Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A. and CITIBANK, N.A.,

as Co-Administrative Agents

CITIBANK, N.A.,

as Designated Agent,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

and GOLDMAN SACHS BANK USA,

as Co-Syndication Agents,

and

BNP PARIBAS,

CREDIT SUISSE AG, NEW YORK BRANCH,

MIZUHO BANK, LTD.,

MUFG UNION BANK, N.A.,

and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

Dated as of [                    ], 2020

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

CITIBANK, N.A.

and GOLDMAN SACHS BANK USA

as Joint Lead Arrangers and

Joint Bookrunners

i

SECTION 4.	REPRESENTATIONS AND WARRANTIES	59

4.1	Financial Condition	59
4.2	No Change	60
4.3	Existence; Compliance with Law	60
4.4	Power; Authorization; Enforceable Obligations	60
4.5	No Legal Bar	61
4.6	Litigation	61
4.7	No Default	61
4.8	Taxes	61
4.9	Federal Regulations	61
4.10	ERISA	62
4.11	Investment Company Act; Other Regulations	62
4.12	Use of Proceeds	62
4.13	Environmental Matters	62
4.14	Regulatory Matters	63
4.15	Sanctions; Anti-Corruption	63
4.16	Affected Financial Institutions	63
4.17	Solvency	63
4.18	Disclosure	63
4.19	Status of Obligations	64
4.20	Ownership of Property	64
4.21	Covered Entity	64

SECTION 5.	CONDITIONS PRECEDENT	64

5.1	Conditions to the Effective Date	64
5.2	Conditions to Each Credit Event	66

SECTION 6.	AFFIRMATIVE COVENANTS	67

6.1	Financial Statements	67
6.2	Certificates; Other Information	67
6.3	Payment of Taxes	68
6.4	Maintenance of Existence; Compliance	68
6.5	Maintenance of Property; Insurance	69
6.6	Inspection of Property; Books and Records; Discussions	69
6.7	Notices	69
6.8	Maintenance of Licenses, etc	70
6.9	Further Assurances	70
6.10	Use of Proceeds	70

SECTION 7.	NEGATIVE COVENANTS	70

7.1	Indebtedness	70
7.2	Consolidated Capitalization Ratio	72
7.3	Liens	72

7.4	Fundamental Changes	72
7.5	Sale and Lease Back Transactions	73
7.6	Swap Agreements	73
7.7	Amendments to FMB Indenture	73

SECTION 8.	EVENTS OF DEFAULT	73

SECTION 9.	THE AGENTS	76

9.1	Appointment and Authority	76
9.2	Delegation of Duties	77
9.3	Exculpatory Provisions	77
9.4	Reliance by Designated Agent	78
9.5	Notice of Default	78
9.6	Non-Reliance on Agents and Other Lenders	79
9.7	Indemnification	79
9.8	Agent in Its Individual Capacity	79
9.9	Successor Agents	80
9.10	Documentation Agents and Syndication Agents	81
9.11	Designated Agent May File Proofs of Claim	81
9.12	Certain ERISA Matters	81

SECTION 10.	MISCELLANEOUS	83

10.1	Amendments and Waivers	83
10.2	Notices	85
10.3	No Waiver; Cumulative Remedies	86
10.4	Survival of Representations and Warranties	87
10.5	Payment of Expenses and Taxes	87
10.6	Successors and Assigns; Participations and Assignments	88
10.7	Adjustments; Set off	92
10.8	Counterparts; Electronic Execution; Binding Effect	93
10.9	Severability	94
10.10	Integration	94
10.11	GOVERNING LAW	94
10.12	Submission To Jurisdiction; Waivers	94
10.13	Acknowledgments	95
10.14	Confidentiality	95
10.15	WAIVERS OF JURY TRIAL	96
10.16	USA Patriot Act; Beneficial Ownership Regulation	96
10.17	Judicial Reference	96
10.18	No Advisory or Fiduciary Responsibility	96
10.19	Acknowledgement Regarding Any Supported QFCs	97
10.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	98

SCHEDULES:

1.1	Commitments
3.1	Existing Letters of Credit
7.5	Sale and Lease Back Transactions

EXHIBITS:

A	Form of New Lender Supplement
B	Form of Commitment Increase Supplement
C	Form of Compliance Certificate
D	Form of Closing Certificate
E	Form of Assignment and Assumption
F	[Reserved]
G	Forms of U.S. Tax Compliance Certificates
H	Form of Note
I	Form of Solvency Certificate

This CREDIT AGREEMENT (this “Agreement”), dated as of [                    ], 2020, among PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A. and CITIBANK, N.A., as co-administrative agents (in such capacity, the “Co-Administrative Agents”) and CITIBANK, N.A., as designated agent (in such capacity, together with any permitted successor thereto, the “Designated Agent”).

W I T N E S S E T H:

WHEREAS, on January 29, 2019, the Borrower and PG&E Corporation, a California corporation and the holder of all of the issued and outstanding common stock of the Borrower (“PCG”, and together with Borrower, each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for relief in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”), and commenced their respective cases under chapter 11 of title 11 of the United States Code;

WHEREAS, on May 22, 2020, the Debtors filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization Dated May 22, 2020 [Docket No. 7521] (together with all exhibits, schedules, annexes, supplements, and other attachments thereto, and as may be further amended, modified or otherwise changed in accordance with this Agreement, the “Plan of Reorganization”);

WHEREAS, on [●], 2020, the Plan of Reorganization was confirmed by the Bankruptcy Court and is to be consummated on the Effective Date; and

WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders provide the commitments, loans and letters of credit set forth herein and the Lenders are willing to make available to the Borrower such commitments, loans and letters of credit upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

SECTION 1.    DEFINITIONS

1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Eurodollar Rate for a one month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on the Eurodollar Screen Rate (or if the Eurodollar Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.13(b)), then ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties”: as defined in Section 10.2(d)(ii).

“Agents”: the collective reference to the Syndication Agents, the Documentation Agents, Co-Administrative Agents and the Designated Agent.

“Agreement”: as defined in the preamble hereto.

“Anti-Corruption Laws”: as defined in Section 4.15.

“Applicable Margin”: for any day, the applicable rate per annum set forth under the relevant column heading below, based upon the Ratings then in effect:

Level	Rating S&P/Moody’s/Fitch	Applicable Margin for ABR Loans	Applicable Margin for Eurodollar Loans
1	Higher than BBB+/Baa1/BBB+	0.375%	1.375%
2	BBB+/Baa1/BBB+	0.50%	1.50%
3	BBB/Baa2/BBB	0.75%	1.75%
4	BBB-/Baa3/BBB-	1.00%	2.00%
5	BB+/Ba1/BB+	1.25%	2.25%
6	Lower than BB+/Ba1/BB+	1.50%	2.50%

Subject to the provisions of this paragraph regarding split ratings, changes in the Applicable Margin shall become effective on the date on which S&P, Moody’s and/or Fitch changes its relevant Rating. (a) If Ratings are issued by all three rating agencies and the respective Ratings issued by two or more of the rating agencies are in the same pricing level, that pricing level shall apply; (b) if Ratings are issued by all three rating agencies and none of the respective Ratings are in the same pricing level, the pricing level shall be determined based on the middle Rating; (c) if only two Ratings are issued and they differ by one level, then the pricing level for the higher of such Ratings shall apply; (d) if only two Ratings are issued and they differ by more than one level, then the pricing level that is one level lower than the pricing level of the higher Rating shall apply; (e) if only one Rating is issued, the pricing level shall be determined based on that Rating; and (f) if no such Ratings in clauses (a) through (e) of this sentence are issued for the Borrower, but are generally available for other companies, then the Applicable Margin shall be those set forth above opposite pricing level 6.

“Application”: an application, in such form as the relevant Issuing Lender may reasonably specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of any entity that administers or manages such Lender.

“Arrangers”: the Joint Lead Arrangers and Joint Bookrunners identified on the cover hereto.

“A/R Securitization Assets”: (i) any accounts receivable, notes receivable, rights to future accounts receivable, notes receivable or residuals or other similar rights to payments due or any other rights to payment or related assets in respect of the provision of gas and electric service to consumers or otherwise (whether then existing or arising in the future) of the Borrower or any of its Subsidiaries and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization transaction involving such assets.

“A/R Securitization Subsidiary”: PG&E AR Facility, LLC and any other Subsidiary formed and operating solely for the purpose of entering into A/R Securitization Transactions and engaging in activities ancillary thereto.

“A/R Securitization Transaction”: any financing transaction or series of financing transactions entered into by the Borrower or any Subsidiary of the Borrower pursuant to which the Borrower may sell, convey or otherwise transfer to any Person (including, without limitation, an A/R Securitization Subsidiary), or may grant a security interest in any A/R Securitization Assets and that are (other than to the extent of the Standard A/R Securitization Obligations) non-recourse to the Borrower or any of its Subsidiaries (other than an A/R Securitization Subsidiary).

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.

“Auto-Extension Letter of Credit”: as defined in Section 3.2.

“Available Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Extensions of Credit then outstanding.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Court”: as defined in the first recital paragraph.

“Benchmark Replacement”: the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Designated Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Base Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Designated Agent in its sole discretion.

“Benchmark Replacement Adjustment”: the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Designated Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Base Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Base Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin).

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Designated Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Designated Agent in a manner substantially consistent with market practice (or, if the Designated Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Designated Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”: the earlier to occur of the following events with respect to the Eurodollar Base Rate:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurodollar Screen Rate permanently or indefinitely ceases to provide the Eurodollar Screen Rate; and

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the Eurodollar Base Rate:

(1)    a public statement or publication of information by or on behalf of the administrator of the Eurodollar Screen Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Screen Rate;

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Screen Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Screen Rate, in each case which states that the administrator of the Eurodollar Screen Rate has ceased or will cease to provide the Eurodollar Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Screen Rate; and/or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Screen Rate announcing that the Eurodollar Screen Rate is no longer representative.

“Benchmark Transition Start Date”: (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in

Election, the date specified by the Designated Agent or the Required Lenders, as applicable, by notice to the Borrower, the Designated Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period”: if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Base Rate and solely to the extent that the Eurodollar Base Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Base Rate for all purposes hereunder in accordance with Section 2.13 and (b) ending at the time that a Benchmark Replacement has replaced the Eurodollar Base Rate for all purposes hereunder pursuant to Section 2.13.

“Beneficial Owner”: as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”: as defined in Section 10.7(a).

“BHC Act Affiliate”: an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Bond Delivery Agreement”: (i) that certain Bond Delivery Agreement, dated as of the Effective Date, between the Borrower and the Designated Agent and (ii) any bond delivery agreement entered into in connection with the issuance of any new First Mortgage Bonds to the Designated Agent pursuant to Sections 2.3(g) or 2.7(a).

“Bond Documents”: collectively, the FMB Indenture, the Supplemental Indenture, the Senior Bond and the Bond Delivery Agreement.

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco, California are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, subject to Section 1.2(f).

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Agreement”: any agreement to establish or maintain accounts or provide cash management services, including treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, purchasing card, electronic funds transfer, automated clearing house, foreign exchange facilities and other cash management arrangements.

“Change of Control”: the occurrence of one of the following:

(i)    (A) PCG shall at any time not be the Beneficial Owner of 100% of the common stock of the Borrower or (B) PCG shall at any time not be the Beneficial Owner of at least 70% of the voting Capital Stock of the Borrower; or

(ii)    any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as of the Effective Date) shall become the Beneficial Owner of shares representing more than 35% of the voting power of the Capital Stock of PCG; or

(iii)    at any point during any period of 24 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 24-month period were directors of PCG, together with any directors whose election or nomination for election to the board of directors of PCG (whether by the board of directors of PCG or any shareholder of PCG) was approved by a majority of the directors who either were directors of PCG at the beginning of such 24-month period or whose election or nomination for election was so approved, cease to constitute a majority of the board of directors of PCG (it being understood and agreed that, for the avoidance of doubt, the change of directors of PCG contemplated by the Plan of Reorganization shall not constitute a Change of Control); or

(iv)    there shall have been (A) a receiver appointed pursuant to an order from the State of California or a revocation of Certificate of Public Convenience and Necessity of the Borrower, in each case, in accordance with Order Instituting Investigation on the Commission’s Own Motion to Consider the Ratemaking and Other Implications of a Proposed Plan for Resolution of Voluntary Cases filed by Pacific Gas and Electric Company Pursuant to Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court, Northern District of California, San Francisco Division, In re Pacific Gas and Electric Corporation and Pacific Gas and Electric Company, Case No. 19-30088 or otherwise or (B) a transfer of the license and/or operating assets constituting more than 10% of the Net Tangible Assets of the Borrower to the State of California, to any other Governmental Authority or to a third party at the direction of State of California, the CPUC or any similar Governmental Authority.

“Change of Law”: the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, statute, treaty, policy, guideline or directive by any Governmental Authority, (b) any change in any law, rule, regulation, statute, treaty, policy, guideline or directive or in the application, interpretation, promulgation, implementation, administration or enforcement thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments is $3,500,000,000.

“Commitment Fee Rate”: for any day, the rate per annum determined pursuant to the grid set forth below, based upon the Ratings then in effect:

Level	Rating S&P/Moody’s/Fitch	Commitment Fee Rate
1	Higher than BBB+/Baa1/BBB+	0.25%
2	BBB+/Baa1/BBB+	0.275%

Level	Rating S&P/Moody’s/Fitch	Commitment Fee Rate
3	BBB/Baa2/BBB	0.325%
4	BBB-/Baa3/BBB-	0.375%
5	BB+/Ba1/BB+	0.425%
6	Lower than BB+/Ba1/BB+	0.50%

Subject to the provisions of this paragraph regarding split ratings, changes in the Commitment Fee Rate shall become effective on the date on which S&P, Moody’s and/or Fitch changes its relevant Rating. (a) If Ratings are issued by all three rating agencies and the respective Ratings issued by two or more of the rating agencies are in the same pricing level, that pricing level shall apply; (b) if Ratings are issued by all three rating agencies and none of the respective Ratings are in the same pricing level, the Commitment Fee Rate shall be determined based on the middle Rating; (c) if only two Ratings are issued and they differ by one level, then the Commitment Fee Rate for the higher of such Ratings shall apply; (d) if only two Ratings are issued and they differ by more than one level, then the Commitment Fee Rate that is one level lower than the Commitment Fee Rate of the higher Rating shall apply; (e) if only one Rating is issued, the Commitment Fee Rate shall be determined based on that Rating; and (f) if no such Ratings in clauses (a) through (e) of this sentence are issued for the Borrower, but are generally available for other companies, then the Commitment Fee Rate shall be that set forth above opposite pricing level 6.

“Commitment Increase Notice”: as defined in Section 2.3(a).

“Commitment Letter”: that certain RCF Commitment Letter dated as of May 26, 2020 among Pacific Gas and Electric Company, as the borrower, PG&E Corporation and the commitment parties from time to time party thereto, as amended, modified or supplemented from time to time prior to the date hereof.

“Commitment Period”: the period from and including the Effective Date to the Termination Date.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications”: as defined in Section 10.2(d)(ii).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.

“Compounded SOFR”: the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Designated Agent in accordance with:

(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)    if, and to the extent that, the Designated Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Designated Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Designated Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Designated Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capitalization”: on any date of determination, the sum of (a) Consolidated Total Debt on such date, plus without duplication, (b) (i) the amounts set forth opposite the captions “common shareholders’ equity” (or any similar caption) and “preferred stock” (or any similar caption) on the consolidated balance sheet, prepared in accordance with GAAP, of the Borrower and its Subsidiaries as of such date, and (ii) the outstanding principal amount of any junior subordinated deferrable interest debentures or other similar securities issued by the Borrower or any of its Subsidiaries after the Effective Date.

“Consolidated Capitalization Ratio”: on any date of determination, the ratio of (a) Consolidated Total Debt to (b) Consolidated Capitalization.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all obligations of the Borrower and its Significant Subsidiaries at such date that in accordance with GAAP would be classified as debt on a consolidated balance sheet of the Borrower, and without duplication all Guarantee Obligations of the Borrower and its Significant Subsidiaries at such date in respect of obligations of any other Person that in accordance with GAAP would be classified as debt on a consolidated balance sheet of such Person; provided that, the determination of “Consolidated Total Debt” shall exclude, without duplication, (a) the Securitized Bonds and any Indebtedness under any A/R Securitization Transaction, (b) Indebtedness of the Borrower and its Significant Subsidiaries in an amount equal to the amount of cash held as cash collateral for any fully cash collateralized letter of credit issued for the account of the Borrower or any Significant Subsidiary, (c) imputed Indebtedness of the Borrower or any Significant Subsidiary incurred in connection with power purchase and fuel agreements, (d) any junior subordinated deferrable interest debenture or other similar securities issued by the Borrower and (e) as of any date of determination, the amount of any securities included within the caption “preferred stock” (or any similar caption) on a consolidated balance sheet, prepared in accordance with GAAP, of the Borrower as of such date.

“Continuing Lender”: as defined in Section 2.7.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor”: with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the Eurodollar Base Rate.

“Covered Entity”: any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party”: as defined in Section 10.19.

“Co-Administrative Agents”: as defined in the preamble hereto.

“CPUC”: the California Public Utilities Commission or its successor.

“Credit Event”: as defined in Section 5.2.

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtors”: as defined in the first recital paragraph.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right”: the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: subject to the penultimate paragraph of Section 2.20, any Lender, as reasonably determined by the Designated Agent, that has (a) failed to fund any portion of its Revolving Loans or Participation Amounts within two (2) Business Days of the date required to be funded by it under this Agreement, unless such Lender notifies the Designated Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Designated Agent, any Issuing Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (other than a notice of a good faith dispute or related communications) or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, within two (2) Business Days after written request by the Designated Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and Participation Amounts, unless the subject of a good faith dispute (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Designated Agent or the Borrower), (d) otherwise failed to pay over to the Designated Agent or any other Lender any other amount required to be paid by it under this Agreement within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that (x) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, the Designated Agent and each Issuing Lender may, in their discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Designated Agent and each Issuing Lender is satisfied that such Lender will continue to perform its funding obligations hereunder and (y) a Lender shall not be a

Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other Capital Stock in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof, or the exercise of control over such Lender or parent company thereof, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Designated Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the penultimate paragraph of Section 2.20) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.

“Designated Agent”: as defined in the preamble hereto.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The term “Dispose of” shall have a correlative meaning.

“Documentation Agents”: as defined on the cover hereto.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Drawing Documents”: as defined in Section 3.6.

“Early Opt-in Election”: the occurrence of:

(1)    (i) a determination by the Designated Agent or (ii) a notification by the Required Lenders to the Designated Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Base Rate; and

(2)    (i) the election by the Designated Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Designated Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Designated Agent.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

“Eligible Assignee”: (a) any commercial bank or other financial institution having a senior unsecured debt rating by Moody’s of A3 or better and by S&P of A- or better, which is domiciled in a country which is a member of the OECD or (b) with respect to any Person referred to in the preceding clause (a), any other Person that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business all of the Capital Stock of which is owned, directly or indirectly, by such Person; provided that in the case of clause (b), the Designated Agent and each Issuing Lender shall have consented to the designation of such Person as an Eligible Assignee (such consent not to be unreasonably withheld or delayed).

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event”: (a) any Reportable Event; (b) the failure of the Borrower or any Commonly Controlled Entity to timely make a required contribution with respect to any Plan or any Multiemployer Plan; (c) the imposition of a Lien under Section 430 of the Code or Section 303 of ERISA with respect to any Single Employer Plan; (d) the failure of the Borrower or any Commonly Controlled Entity to meet the minimum funding standard under Section 412 or 430 of the Code with respect to any Plan or the filing of an application for a funding waiver with respect to any Single Employer Plan; (e) the incurrence by the Borrower or any Commonly Controlled Entity of any liability under Title IV of ERISA, including with respect to the termination of any Plan (other than the payment of PBGC premiums in the ordinary course); (f) (i) the termination of, or the filing or receipt of a notice of intent to terminate, a Single Employer Plan under Section 4041 of ERISA, or the treatment of a plan amendment as a termination under Section 4041 of ERISA, or (ii) (A) the appointment of a trustee to administer a Single Employer Plan under Section 4042, or (B) the institution by the PBGC of proceedings to terminate a Single Employer Plan or to have a trustee appointed to administer a Single Employer Plan, or receipt by the Borrower of notice from the PBGC thereof, where such proceedings continue unstayed or in effect for more than 60 days, or such notice is not withdrawn by the PBGC within 60 days following delivery by PBGC; (g) the incurrence by the Borrower or any Commonly Controlled Entity of any liability with respect to the complete withdrawal or partial withdrawal under Title

IV of ERISA from any Multiemployer Plan; (h) the receipt by the Borrower or any Commonly Controlled Entity of any notice from a Multiemployer Plan concerning the imposition of Withdrawal Liability; (i) receipt of notification by Borrower or any Commonly Controlled Entity from a Multiemployer Plan that such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency; (j) the incurrence by the Borrower or any Commonly Controlled Entity of any liability pursuant to Section 4063 or 4064 of ERISA or a substantial cessation of operations with respect to a Plan within the meaning of Section 4062(e) of ERISA; (k) the posting of a bond or security under Section 436(f) of the Code with respect to any Plan; or (l) the Borrower incurs material tax liability with respect to any Plan (including Sections 4975, 4980B, 4980D, 4980H and 4980I of the Code, as applicable).

“Escrow Deposit and Disbursement Agreement”: that certain Escrow Deposit Agreement and Disbursement Agreement, dated as of the Effective Date, by and among the Borrower and the Indenture Trustee.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities”: as defined in Regulation D of the Board.

“Eurocurrency Reserve Requirements”: of any Lender for any Interest Period as applied to a Eurodollar Loan, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during any such percentage shall be so applicable) under any regulations of the Board or other Governmental Authority having jurisdiction with respect to determining the maximum reserve requirement (including basic, supplemental and emergency reserves) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the Eurodollar Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Eurodollar Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Base Rate shall be the Interpolated Rate.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the next 1/16 of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Screen Rate”: for any day and time, with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Designated Agent in its reasonable discretion); provided that if the Eurodollar Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Letter of Credit”: each letter of credit issued prior to the Effective Date by a Person that shall be an Issuing Lender listed on Schedule 3.1.

“Extension Notice”: as defined in Section 2.7(b).

“Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s Percentage of the L/C Obligations then outstanding.

“FATCA”: Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA”: as defined in Section 4.15.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Fee Payment Date”: (a) the fifth Business Day following the last day of each March, June, September and December during the Commitment Period and (b) the last day of the Commitment Period.

“First Mortgage Bonds”: bonds issued by the Borrower pursuant to the FMB Indenture.

“Fitch”: Fitch Ratings, Inc. and any successor thereto.

“FMB Indenture”: the Indenture of Mortgage (Mortgage), dated as of [●], 2020, between the Borrower and the Indenture Trustee (as supplemented by the Supplemental Indenture) and as further supplemented or amended from time to time.

“Foreign Lender”: a Lender or an Issuing Lender that is not a U.S. Person.

“FPA”: the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

“Fronting Exposure”: at any time there is a Defaulting Lender, such Defaulting Lender’s Percentage of L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Funding Office”: the office of the Designated Agent specified in Section 10.2(a) or such other office as may be specified from time to time by the Designated Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except as noted below. In the event that any “Change in Accounting Principles” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, upon the request of the Borrower or the Required Lenders, the Borrower and the Designated Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Change in Accounting Principles with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Change in Accounting Principles as if such Change in Accounting Principles had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Designated Agent and the Required

Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Change in Accounting Principles had not occurred. “Change in Accounting Principles” refers to (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto, the SEC or, if applicable, the Public Company Accounting Oversight Board and (ii) any change in the application of GAAP concurred by the Borrower’s independent public accountants and disclosed in writing to the Designated Agent.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners and supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than the Borrower or any Significant Subsidiary; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“IBA”: as defined in Section 1.4.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables, including under energy procurement and transportation contracts, incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business), (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided, that if such Person is not liable for such obligation, the amount of such Person’s Indebtedness with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien), and (j) for the purposes of Sections 7.1 and 8(e) only, all obligations of such Person in respect of Swap Agreements, provided that Indebtedness as used in this Agreement shall exclude any Non-Recourse Debt and any obligations under any A/R Securitization Transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indebtedness Covenant Release Date”: the earlier to occur of (a) the retirement, repayment or refinancing of all of the Borrower’s obligations under the Temporary Utility Debt with proceeds of either equity contributions from PCG, excess cash from operations or Securitized Bonds and (b) the expiration of the temporary waiver from its authorized capital structure granted by the CPUC on May 21, 2020.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5.

“Indenture Trustee”: The Bank of New York Mellon Trust Company, N.A. and any successor thereto as trustee under the FMB Indenture.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week thereafter or one, two, three or six or (if agreed to by all Lenders) twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if agreed to by all Lenders) twelve months thereafter, as selected by the Borrower by irrevocable notice to the Designated Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)    the Borrower may not select an Interest Period that would extend beyond the Termination Date;

(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iv)    the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

(v)    at the election of the Borrower, the initial Interest Period for any Eurodollar Loans made on the Effective Date, shall commence on the Effective Date and end on the last day of the calendar month during which the Effective Date occurs.

“Interpolated Rate”: at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Eurodollar Screen Rate) determined by the Designated Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurodollar Screen Rate for the longest period (for which the Eurodollar Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the Eurodollar Screen Rate for the shortest period (for which that Eurodollar Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS”: the United States Internal Revenue Service.

“ISP”: the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”: (a) JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA, BNP Paribas, Credit Suisse AG, New York Branch, Mizuho Bank, Ltd., MUFG Union Bank, N.A. and Wells Fargo Bank, National Association and (b) any other Lender selected by the Borrower as an Issuing Lender with the consent of such Lender and the Designated Agent. The Borrower may, at any time upon giving at least 10 days’ prior written notice thereof to the Lenders and the Designated Agent, remove any Issuing Lender, provided that no Letters of Credit issued by such Issuing Lender are outstanding or the Borrower terminates or cash collateralizes any Letters of Credit issued by such Issuing Lender on or prior to such removal. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“knowledge of the Borrower”: actual knowledge of any Responsible Officer of the Borrower.

“L/C Commitment”: $1,500,000,000.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under issued Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: in respect of any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender that issued such Letter of Credit.

“L/C Pro Rata Commitment”: with respect to each Issuing Lender, the commitment of such Issuing Lender hereunder to make Letters of Credit available to the Borrower in the amount set forth under the heading “L/C Pro Rata Commitment” opposite its name on Schedule 1.1 hereto or as otherwise agreed to in writing between the Borrower and the applicable Issuing Lender from time to time.

“Laws”: collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letter of Credit Expiration Date”: as defined in Section 3.1(a).

“Letters of Credit”: as defined in Section 3.1.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease Obligation having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Notes, the Applications, the Supplemental Indenture, the Senior Bond, the Bond Delivery Agreement, the FMB Indenture and, in each case, any amendment, waiver, supplement or other modification to any of the foregoing; provided, that the term “Loan Documents” shall not include the FMB Indenture for any purposes under Section 2.16, Section 8 or Section 10 (other than for the purposes of Sections 10.1(iv) and (ix)).

“Material Adverse Effect”: (a) a change in the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole that could reasonably be expected to materially and adversely affect the Borrower’s ability to perform its obligations under the Loan Documents or (b) a material adverse effect on (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the rights and remedies of the Agents and the Lenders, taken as a whole, under this Agreement or any other Loan Document.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Property”: as defined in the FMB Indenture.

“Multiemployer Plan”: a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Tangible Assets”: the total amount of the Borrower’s assets determined on a consolidated basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section 6.1, less (a) the sum of the Borrower’s consolidated current liabilities determined in accordance with GAAP, and (b) the amount of the Borrower’s consolidated assets classified as intangible assets, determined in accordance with GAAP.

“New Lender Supplement”: as defined in Section 2.3(b).

“New Revolving Credit Lender”: as defined in Section 2.3(b).

“Non-Extending Lender”: as defined in Section 2.7.

“Non-Extension Notice Date”: as defined in Section 3.2.

“Non-Recourse Debt”: Indebtedness of the Borrower or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other Disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.

“Notes”: as defined in Section 2.14(f).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Designated Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Agents or to any Issuing Lender or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agents or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OECD”: the countries constituting the “Contracting Parties” to the Convention on the Organisation For Economic Co-operation and Development, as such term is defined in Article 4 of such Convention.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c)(iii).

“Participation Amount”: as defined in Section 3.4(b).

“Patriot Act”: as defined in Section 10.16.

“Payment Amount”: as defined in Section 3.5.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“PCG”: as defined in the first recital paragraph.

“Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Extensions of Credit, the Percentages shall be determined in a manner designed to ensure that the other outstanding Extensions of Credit shall be held by the Lenders on a comparable basis.

“Permitted Refinancing”: with respect to any Indebtedness (the “Refinanced Indebtedness”), any extension, refinancing, refunding or replacement thereof with Indebtedness provided that (i) the amount of such Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness, plus any premium, interest, fee or expenses payable in connection therewith, (ii) the final maturity date of such Indebtedness is no earlier than the maturity date of the Refinanced Indebtedness, and (iii) the weighted average life to maturity of such Indebtedness is not shorter than the weighted average life to maturity of the Refinanced Indebtedness.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization”: as defined in the second recital paragraph.

“Platform”: as defined in Section 10.2(d).

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Designated Agent) or in any similar release by the Federal Reserve Board (as determined by the Designated Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC”: the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” in Section 10.19.

“Qualified Securitization Bond Issuer”: a Subsidiary of the Borrower formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the CPUC, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in (a), (b) and (c).

“Rating”: each rating announced by S&P, Moody’s and Fitch in respect of the Borrower’s senior secured debt.

“Recipient”: the Designated Agent, any Lender or any Issuing Lender.

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Removal Effective Date”: as defined in Section 9.9(b).

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Extensions of Credit then outstanding. The Total Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, any Participation Amount that such Defaulting Lender has failed to fund and that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is an Issuing Lender, as the case may be, in making such determination.

“Requirement of Law”: as to any Person, the Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date”: as defined in Section 9.9(a).

“Resolution Authority”: with respect to any EEA Financial Institution, an EEA Resolution Authority and, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.

“Revolving Credit Offered Increase Amount”: as defined in Section 2.3(a).

“Revolving Credit Re-Allocation Date”: as defined in Section 2.3(d).

“Revolving Loans”: as defined in Section 2.1(a).

“S&P”: Standard & Poor’s Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctions”: as defined in Section 4.15.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Securitized Bonds”: without duplication, securities, however denominated, that are (i) issued by a Qualified Securitization Bond Issuer, (ii) secured by or otherwise payable from charges authorized by the financing order referred to in clause (a) of the definition of “Qualified Securitization Bond Issuer,” and (iii) non-recourse to the Borrower or any of its Subsidiaries (other than the issuer of such securities).

“Senior Bond”: (i) that certain First Mortgage Bond in the aggregate principal amount of $3,500,000,000 issued to the Designated Agent pursuant to the Supplemental Indenture and (ii) any new First Mortgage Bonds issued to the Designated Agent pursuant to any Supplemental Indenture acceptable to the Designated Agent in accordance with the issuance of such new First Mortgage Bonds pursuant to Sections 2.3(g) or 2.7(a).

“Significant Subsidiary”: as defined in Article 1, Rule 1-02(w) of Regulation S-X of the Exchange Act as of the Effective Date, provided that notwithstanding the foregoing, no special purpose finance subsidiary, no A/R Securitization Subsidiary (or Subsidiaries of any A/R Securitization Subsidiary) nor any Qualified Securitization Bond Issuer (or Subsidiaries of any Qualified Securitization Bond Issuer) shall constitute a Significant Subsidiary. Unless otherwise qualified, all references to a “Significant Subsidiary” or to “Significant Subsidiaries” in this Agreement shall refer to a “Significant Subsidiary” or “Significant Subsidiaries” of the Borrower.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“SOFR”: with respect to any day, the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate”: SOFR, Compounded SOFR or Term SOFR.

“Solvent”: with respect to the Borrower and its Subsidiaries, on a consolidated basis, that as of the date of determination, (i) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation on a going concern basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated and going concern basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (iii) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business, (iv) the Borrower and its Subsidiaries are not engaged in businesses, and are not about to engage in businesses for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing as of the Effective Date, would reasonably be expected to become an actual and matured liability.

“Specified Exchange Act Filings”: the Borrower’s Form 10-K annual report for the year ended December 31, 2019 and each and all of the Form 10-Qs and Form 8-Ks (and to the extent applicable proxy statements) filed by the Borrower or PCG with the SEC after December 31, 2019 and prior to the date that is one Business Day before the date of this Agreement.

“Specified Material Adverse Effect”: any occurrence, fact, change, event, effect, violation, penalty, inaccuracy or circumstance (whether or not constituting a breach of a representation, warranty or covenant set forth in the Plan of Reorganization) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies, or circumstances, (i) would have or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, capitalization, financial performance, financial condition or results of operations, in each case, of PCG and the Borrower, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay the ability of PCG and the Borrower to consummate the transactions contemplated by this Agreement or the Plan of Reorganization or perform their obligations hereunder or thereunder; provided, however, that none of the following results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies or circumstances shall constitute or be taken into account in determining whether a Specified Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: (A) the filing of the Chapter 11 cases with respect to the Debtors, (B) results, occurrences, facts, changes, events, violations, inaccuracies or circumstances affecting (1) the electric or gas utility businesses in the United States generally or (2) the economy, credit, financial, capital or commodity markets, in the United States or elsewhere in the world, including changes in interest rates, monetary policy or inflation, (C) changes or prospective changes in law (other than any law or regulation of California or the United States that is applicable to any electrical utility) or in GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (D) any decline in the market price, or change in trading volume, of any securities of the Debtors, (E) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, credit ratings, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (F) any wildfire occurring after the Petition Date (as defined in the Plan of Reorganization) and prior to January 1, 2020, and (G) one or more wildfires, occurring on or after January 1, 2020, that destroys or damages fewer than 500 dwellings or commercial structures in the aggregate (it being understood that (I) the exceptions in clauses (D) and (E) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Specified Material Adverse Effect, and (II) a Specified Material Adverse Effect shall include the occurrence of one or more wildfires on or after January 1, 2020 destroying or damaging at least 500 dwellings or commercial structures within PCG’s service area at a time when the portion of PCG’s system at the location of such wildfire was not successfully de-energized.

“Standard A/R Securitization Obligations”: representations, warranties, covenants, indemnities, repurchase obligations, servicing obligations, guarantees, intercompany notes and obligations relating to contributions of A/R Securitization Assets to an A/R Securitization Subsidiary and other obligations entered into by the Borrower or any of its Subsidiaries which are reasonably customary in A/R Securitization Transactions.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supplemental Indenture”: (i) with respect to that certain First Mortgage Bond in the aggregate principal amount of $3,500,000,000 issued to the Designated Agent, the Supplemental Indenture, dated as of the Effective Date, by and between the Borrower and the Indenture Trustee, and (ii) with respect to any new First Mortgage Bonds issued to the Designated Agent in connection with the Obligations hereunder, including, without limitation, pursuant to Sections 2.3(g) or 2.7(a).

“Supported QFC”: as defined in Section 10.19.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Syndication Agents”: as defined on the cover hereto.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Utility Debt”: the $6,000,000,000 of Indebtedness of the Borrower in the form of term loans existing as of the Effective Date under that certain Term Loan Credit Agreement dated as of the Effective Date among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent, or under any Indebtedness (other than Securitized Bonds) of the Borrower issued or incurred in lieu of or to replace any portion of such term loans.

“Term SOFR”: the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date”: the date that is the third anniversary of the Effective Date or such later date as may be determined pursuant to Section 2.7(b) or such earlier date as otherwise determined pursuant to Section 2.7.

“Total Commitments”: at any time, the aggregate amount of the Commitments of all Lenders at such time.

“Total Extensions of Credit”: at any time, the aggregate amount of the Extensions of Credit of all Lenders at such time.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority)) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“United States” or “U.S.”: the United States of America.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: as defined in Section 10.19.

“U.S. Tax Compliance Certificate”: as defined in Section 2.16(e)(ii)(B)(III).

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the applicable Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to any UK Resolution Authority, any powers of such UK Resolution Authority under the applicable Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2    Other Definitional Provisions and Interpretative Provisions.

(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)    As used herein and, except as otherwise provided therein, in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Significant Subsidiaries defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)    The Borrower shall not be required to perform, nor shall it be required to guarantee the performance of, any of the affirmative covenants set forth in Section 6 that apply to any of its Significant Subsidiaries nor shall any of the Borrower’s Significant Subsidiaries be required to perform, nor shall any of such Significant Subsidiaries be required to guarantee the performance of, any of the Borrower’s affirmative covenants set forth in Section 6 or any of the affirmative covenants set forth in Section 6 that apply to any other Significant Subsidiary; provided, that nothing in this Section 1.2(e) shall prevent the occurrence of a Default or an Event of Default arising out of the Borrower’s failure to cause any Significant Subsidiary to comply with the provisions of this Agreement applicable to such Significant Subsidiary.

(f)    Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

1.3    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

1.4    Interest Rates; LIBOR Notification. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Designated Agent will promptly notify the Borrower, pursuant to Section 2.13(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Designated Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Base Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Base Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS

2.1    Commitments.

(a)    Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time on or after the Effective Date and during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Commitment; provided that, after giving effect to the Revolving Loans requested to be made, the aggregate amount of the Available Commitments shall not be less than zero and the Total Extensions of Credit may not at any time exceed the outstanding principal amount of the Senior Bond. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Designated Agent in accordance with Sections 2.2 and 2.9.

(b)    The Borrower shall repay all outstanding Revolving Loans on the Termination Date; provided, that any principal payment under the Senior Bond shall automatically be deemed to be an equal principal payment in respect of the Revolving Loans (but any such principal payment under the Senior Bond shall not reduce the face amount thereof unless such payment is accompanied by an equal permanent reduction in the Total Commitments).

2.2    Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Designated Agent irrevocable notice (which notice must be received by the Designated Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) prior to 1:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans; provided that any notice of ABR Loans to be incurred on the Effective Date must be received prior to 1:00 P.M., New York City time, one Business Day prior to the Effective Date) specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Designated Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Designated Agent for the account of the Borrower at the Funding Office prior to 3:00 P.M., New York City time (or, for any borrowing to occur on the Effective Date, prior to 10:00 A.M., New York City time), on the Borrowing Date requested by the Borrower in funds immediately available to the Designated Agent. Such borrowing will then be made available to the Borrower by the Designated Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Designated Agent by the Lenders and in like funds as received by the Designated Agent.

2.3    Commitment Increases.

(a)    In the event that the Borrower wishes to increase the Total Commitments at any time when no Default or Event of Default has occurred and is continuing (or shall result of such increase) and subject to obtaining all necessary regulatory approvals, it shall notify the

Designated Agent in writing, given not more frequently than once per calendar year, of the amount (the “Revolving Credit Offered Increase Amount”) of such proposed increase (such notice, a “Commitment Increase Notice”) which shall be in a minimum amount equal to $10,000,000 and shall not exceed, in the aggregate for all increases, $500,000,000. The Borrower shall offer each of the Lenders the opportunity to provide such Lender’s Percentage of the Revolving Credit Offered Increase Amount, and if any Lender declines such offer, in whole or in part, the Borrower may offer such declined amount to (i) other Lenders with the consent of the Issuing Lenders (which consents of the Issuing Lenders shall not be unreasonably withheld, conditioned or delayed) and/or (ii) other banks, financial institutions or other entities with the consent of the Designated Agent and the Issuing Lenders (which consents of the Designated Agent and the Issuing Lenders shall not be unreasonably withheld, conditioned or delayed). The Commitment Increase Notice shall specify the Lenders and/or banks, financial institutions or other entities that will be requested to provide such Revolving Credit Offered Increase Amount. The Borrower or, if requested by the Borrower, the Designated Agent will notify such Lenders, and/or banks, financial institutions or other entities of such offer.

(b)    Any additional bank, financial institution or other entity which the Borrower selects to offer a portion of the increased Total Commitments and which elects to become a party to this Agreement and obtain a Commitment in an amount so offered and accepted by it pursuant to Section 2.3(a) shall execute a new lender supplement (the “New Lender Supplement”) with the Borrower, the Issuing Lenders and the Designated Agent, substantially in the form of Exhibit A, whereupon such bank, financial institution or other entity (herein called a “New Revolving Credit Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Commitment of any such New Revolving Credit Lender shall be in an amount not less than $5,000,000.

(c)    Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 2.3(a) shall, in each case, execute a commitment increase supplement with the Borrower, the Issuing Lenders and the Designated Agent, substantially in the form of Exhibit B, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased.

(d)    If any bank, financial institution or other entity becomes a New Revolving Credit Lender pursuant to Section 2.3(b) or any Lender’s Commitment is increased pursuant to Section 2.3(c), additional Revolving Loans made on or after the effectiveness thereof (the “Revolving Credit Re-Allocation Date”) shall be made pro rata based on the Percentages in effect on and after such Revolving Credit Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Revolving Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Revolving Credit Lenders and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments otherwise available for Revolving Loans), and continuations of Eurodollar Loans outstanding on such Revolving Credit Re-Allocation Date shall be effected by repayment of such Eurodollar Loans on the last day of the Interest Period applicable thereto and the making of new Eurodollar Loans pro rata based on such new Percentages. In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of ABR Loans, the Borrower shall make prepayments thereof and borrowings of ABR Loans so that, after giving effect thereto, the ABR Loans outstanding are held pro rata based on such new Percentages. In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, such Eurodollar Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans will be paid thereon to the respective Lenders holding such Eurodollar Loans pro rata based on the respective principal amounts thereof outstanding.

(e)    Notwithstanding anything to the contrary in this Section 2.3, (i) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and unless the Designated Agent and the Issuing Lenders consent to such increase (which consents of the Designated Agent and the Issuing Lenders shall not be unreasonably withheld, conditioned or delayed); provided, that any Lender not responding to the Commitment Increase Notice within the time period prescribed therein shall be deemed to have declined to increase its Commitment and (ii) in no event shall any transaction effected pursuant to this Section 2.3 (A) cause the Total Commitments to exceed $4,000,000,000 or (B) occur at a time at which a Default or an Event of Default has occurred and is continuing.

(f)    The Designated Agent shall have received on or prior to the Revolving Credit Re-Allocation Date, for the benefit of the Lenders, (i) a legal opinion of counsel to the Borrower covering such matters as are customary for transactions of this type as may be reasonably requested by the Designated Agent, which opinions shall be substantially the same, to the extent appropriate, as the opinions rendered by counsel to the Borrower on the Effective Date and (ii) certified copies of resolutions of the board of directors of the Borrower authorizing the Borrower to borrow the Revolving Credit Offered Increase Amount.

(g)    In connection with any increase in the Total Commitments pursuant to this Section 2.3, the Borrower shall cause to be issued to the Designated Agent a new First Mortgage Bond (i) in the amount of the Total Commitment (giving effect to such increase) (in which case such new First Mortgage Bond shall replace any then-outstanding Senior Bonds) or (ii) in the amount of such increase, such that the aggregate principal amount of the Senior Bonds will, when taken together, equal the Total Commitment (giving effect to such increase).

2.4    [Reserved].

2.5    [Reserved].

2.6    Commitment Fees, Etc.

(a)    The Borrower agrees to pay to the Designated Agent for the account of each Lender (other than a Defaulting Lender to the extent provided in Section 2.20) a commitment fee for the period from and including the Effective Date to the last day of the Commitment Period, in an amount equal to the Commitment Fee Rate multiplied by the daily average Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Effective Date.

(b)    The Borrower agrees to pay to the Designated Agent the fees in the amounts and on the dates as set forth in any written, duly executed fee agreements with the Designated Agent and to perform any other obligations contained therein.

2.7    Termination or Reduction of Commitments; Extension of Termination Date.

(a)    The Borrower shall have the right, upon not less than three Business Days’ notice to the Designated Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Extensions of Credit would exceed the Total Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect. In connection with any such termination or reduction, the Borrower may request that a new First Mortgage Bond be issued to the Designated Agent in the amount of the Total Commitment (giving effect to such termination or reduction) and such new First Mortgage Bond shall replace any then-outstanding Senior Bonds.

(b)    The Borrower may, by written notice to the Designated Agent (such notice being an “Extension Notice”) given no more frequently than once in each calendar year, on not more than two occasions, request the Lenders to consider an extension of the then applicable Termination Date to a later date (which shall be a Business Day), which extension shall not exceed one year from the then applicable Termination Date in each instance. The Designated Agent shall promptly transmit any Extension Notice to each Lender. Each Lender shall notify the Designated Agent whether it wishes to extend the then applicable Termination Date not later than 30 days after the date of such Extension Notice, and any such notice given by a Lender to the Designated Agent, once given, shall be irrevocable as to such Lender. Any Lender which does not expressly notify the Designated Agent prior to the expiration of such thirty-day period that it wishes to so extend the then applicable Termination Date shall be deemed to have rejected the Borrower’s request for extension of such Termination Date. Lenders consenting to extend the then applicable Termination Date are hereinafter referred to as “Continuing Lenders”, and Lenders declining to consent to extend such Termination Date (or Lenders deemed to have so declined) are hereinafter referred to as “Non-Extending Lenders”. If the Required Lenders have elected (in their sole and absolute discretion) to so extend the Termination Date, the Designated Agent shall promptly notify the Borrower of such election by the Required Lenders, and effective on the date which is 30 days after the date of such notice by the Designated Agent to the Borrower, the Termination Date shall be automatically and immediately so extended with regard to the Continuing Lenders. No extension will be permitted hereunder without the consent of the Required Lenders. Upon the delivery of an Extension Notice and upon the extension of the Termination Date pursuant to this Section, the Borrower shall be deemed to have represented and warranted on and as of the date of such Extension Notice and the effective date of such extension, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation to extend the Termination Date, and each Lender may at its option, unconditionally and without cause, decline to extend the Termination Date.

(c)    If the Termination Date shall have been extended in accordance with this Section 2.7, all references herein to the “Termination Date” (except with respect to any Non-Extending Lender) shall refer to the Termination Date as so extended.

(d)    If any Lender shall determine (or be deemed to have determined) not to extend the Termination Date as requested by any Extension Notice given by the Borrower pursuant to this Section, the Commitment of such Non-Extending Lender (including the obligations of such Lender under Section 3.4 and, if such Non-Extending Lender is also an Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit pursuant to Section 3) shall terminate on the Termination Date without giving any effect to such proposed extension, and the Borrower shall on such date pay to the Designated Agent, for the account of such Non-Extending Lender, the principal amount of, and accrued interest on, such Non-Extending Lender’s Loans and outstanding Reimbursement Obligations, together with any amounts payable to such Lender pursuant to Section 2.17 and any and all fees or other amounts owing to such Non-Extending Lender under this Agreement (including, if such Non-Extending Lender is an Issuing Lender, such accrued fronting fees as may have been agreed between the Borrower and such Issuing Lender); provided that if the Borrower has replaced such Non-Extending Lender pursuant to Section 2.7(e) then the provisions of such paragraph shall apply. The Total Commitments (but not, for the avoidance of doubt, except as hereinafter provided, the L/C Commitment) shall be reduced by the amount of the Commitment of such Non-Extending Lender to the extent the Commitment of such Non-Extending Lender has not been transferred to one or more Continuing Lenders pursuant to Section 2.7(e), provided that, if the Total Commitments, after giving effect to the reduction in the Total Commitments due to Non-Extending Lenders which are not replaced pursuant to Section 2.7(e), is less than the L/C Commitment, the L/C Commitment shall be reduced by an amount equal to such excess.

(e)    A Non-Extending Lender shall be obligated, at the request of the Borrower and subject to (i) payment by the successor Lender described below to the Designated Agent for the account of such Non-Extending Lender of the principal amount of, and accrued interest on, such Non-Extending Lender’s Loans, and (ii) payment by the Borrower to such Non-Extending Lender of any amounts payable to such Non-Extending Lender pursuant to Section 2.17 (as if the purchase of such Non-Extending Lender’s Loans constituted a prepayment thereof) and any and all fees or other amounts owing to such Non-Extending Lender under this Agreement (including, if such Non-Extending Lender is an Issuing Lender, such accrued fronting fees as may have been agreed between the Borrower and such Issuing Lender), to transfer without recourse, representation, warranty (other than a representation that such Lender has not created an adverse claim on its Loans) or expense to such Non-Extending Lender, at any time prior to the Termination Date applicable to such Non-Extending Lender, all of such Non-Extending Lender’s rights and obligations hereunder to another financial institution or group of financial institutions nominated by the Borrower and willing to participate as a successor Lender in the place of such Non-Extending Lender; provided that, if such transferee is not already a Lender, (1) such transferee satisfies all the requirements of this Agreement, and (2) the Designated Agent and each Issuing Lender that is a Continuing Lender shall have consented to such transfer, which consent shall not be unreasonably withheld, conditioned or delayed. Each such transferee successor Lender shall be deemed to be a Continuing Lender hereunder in replacement of the transferor Non-Extending Lender and shall enjoy all rights and assume all obligations on the part of such Non-Extending Lender set forth in this Agreement. Each such transfer shall be effected pursuant to an Assignment and Assumption.

(f)    If the Termination Date shall have been extended in respect of Continuing Lenders in accordance with this Section, any notice of borrowing pursuant to Section 2.2 specifying a Borrowing Date occurring after the Termination Date applicable to a Non-Extending Lender or requesting an Interest Period extending beyond such date shall (i) have no effect in respect of such Non-Extending Lender and (ii) not specify a requested aggregate principal amount exceeding the aggregate Available Commitments (calculated on the basis of the Commitments of the Continuing Lenders).

2.8    Optional Prepayments.

(a)    The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Designated Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 2:00 p.m., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Designated Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans which shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Notwithstanding the foregoing, any notice of prepayment delivered in connection with any refinancing of all of the Loans and Commitments with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower, subject to compliance with the obligations under Section 2.17 in connection with any such revocation, in the event such contingency is not met.

2.9    Conversion and Continuation Options.

(a)    The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Designated Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Designated Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Upon receipt of any such notice the Designated Agent shall promptly notify each relevant Lender thereof.

(b)    Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Designated Agent, in accordance with the applicable provisions of the defined term “Interest Period”, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, subject to the preceding proviso, such Loans shall be automatically continued as Eurodollar Loans with an Interest Period of one month on the last day of such then expiring Interest Period. Upon receipt of any such notice the Designated Agent shall promptly notify each relevant Lender thereof.

2.10    Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than 15 Eurodollar Tranches shall be outstanding at any one time.

2.11    Interest Rates and Payment Dates.

(a)    Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)    (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee, letter of credit fee, or any other fee payable (excluding any expenses or other indemnity) hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.11(c) shall be payable from time to time on demand.

(e)    The amount of each interest payment received by the Designated Agent under the Senior Bond shall be deemed to be a payment of interest payable by the Borrower hereunder and shall reduce, dollar-for-dollar, the amount of interest then owing by the Borrower hereunder.

2.12    Computation of Interest and Fees.

(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of ABR, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Designated Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Designated Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)    Each determination of an interest rate by the Designated Agent pursuant to any provision of this Agreement shall constitute prima facie evidence of such amounts. The Designated Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Designated Agent in determining any interest rate pursuant to Section 2.11(a).

2.13    Inability to Determine Interest Rate.

(a)    If prior to the first day of any Interest Period:

(i)    the Designated Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)    the Designated Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Designated Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Designated Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Designated Agent and the Borrower may amend this Agreement to replace the Eurodollar Base Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after the Designated Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Designated Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Designated Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Base Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(c)    In connection with the implementation of a Benchmark Replacement, the Designated Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)    The Designated Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Designated Agent or Lenders pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(e)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of Eurodollar Loans, or conversion or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) any Eurodollar Loans requested to be made shall be made as ABR Loans, (y) any Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.

2.14    Pro Rata Treatment and Payments; Notes.

(a)    Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentages of the Lenders.

(b)    Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

(c)    Notwithstanding anything to the contrary herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, Reimbursement Obligations, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 4:00 P.M., New York City time, on the due date thereof to the Designated Agent, for the account of the Lenders or the Issuing Lenders, as applicable, at the Funding Office, in Dollars and in immediately available funds. The Designated Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)    Unless the Designated Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Designated Agent, the Designated Agent may assume that such Lender is making such amount available to the Designated Agent, and the Designated Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Designated Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Designated Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Designated Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Designated Agent. A certificate of the Designated Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Designated Agent by such Lender within three Business Days after such Borrowing Date, the Designated Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans from the Borrower within 30 days after written demand therefor.

(e)    Unless the Designated Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Designated Agent, the Designated Agent may assume that the

Borrower is making such payment, and the Designated Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Designated Agent by the Borrower within three Business Days after such due date, the Designated Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Designated Agent or any Lender against the Borrower.

(f)    The Borrower agrees that, upon the request to the Designated Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note (a “Note”) of the Borrower evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit H, with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Effective Date or the making of Loans on the Effective Date.

(g)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 3.4 or 2.14(d), then the Designated Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Designated Agent hereunder for the account of such Lender for the benefit of the Designated Agent or any Issuing Lender to satisfy such Lender’s obligations to the Designated Agent or such Issuing Lender, as the case may be, under such Section until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender is a Defaulting Lender, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Designated Agent in its discretion.

2.15    Change of Law.

(a)    If a Change of Law shall:

(i)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Letters of Credit or Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)    impose, modify or hold applicable any reserve, special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance charge or other similar insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any Lender or any Issuing Lender that is not otherwise included in the determination of the Eurodollar Rate, which requirements are generally applicable to advances, loans and other extensions of credit made by such Lender or such Issuing Lender; or

(iii)    impose on any Lender or any Issuing Lender any other condition that is generally applicable to loans made by such Lender or Letters of Credit issued by such Issuing Lender or participations therein by a Lender;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient, by an amount that such Lender or such other Recipient deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, within ten Business Days after its demand, any additional amounts necessary to compensate such Lender or such other Recipient for such increased cost or reduced amount receivable. If any Lender or other Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Designated Agent) of the event by reason of which it has become so entitled; provided, however, that no Lender or other Recipient shall be entitled to demand such compensation more than 90 days following (x) the last day of the Interest Period in respect of which such demand is made or (y) the repayment of the Loan in respect of which such demand is made, and no Issuing Lender shall be entitled to demand such compensation more than 90 days following the expiration or termination (by drawing or otherwise) of the Letter of Credit issued by it in respect of which such demand is made. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.15 if it shall not at the time be the general policy or practice of such Lender to demand such compensation from similarly situated borrowers (to the extent that such Lender has the right to do so under its credit facilities with similarly situated borrowers).

(b)    If any Lender or any Issuing Lender shall have determined that a Change of Law regarding capital or liquidity requirements shall have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or the capital of any corporation controlling such Lender or such Issuing Lender as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, such Issuing Lender or such corporation could have achieved but for such Change of Law (taking into consideration such Lender’s, such Issuing Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or such Issuing Lender to be material, then from time to time, after submission by such Lender or such Issuing Lender to the Borrower (with a copy to the Designated Agent) of a written request therefor, the Borrower shall pay to such Lender or such Issuing Lender such additional amount or amounts as will compensate such Lender, such Issuing Lender or such corporation for such reduction.

(c)    A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender, any Issuing Lender or any other Recipient to the Borrower (with a copy to the Designated Agent) shall constitute prima facie evidence of such costs or amounts. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate a Lender, any Issuing Lender or any other Recipient pursuant to this Section 2.15 for any amounts incurred more than six months prior to the date that such Lender, such Issuing Lender or such other Recipient notifies the Borrower of such Lender’s, such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect not to exceed twelve months.

The obligations of the Borrower pursuant to this Section 2.15 shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts then due and payable hereunder.

2.16    Taxes.

(a)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws. If any applicable laws (as determined in the good faith discretion of the Borrower or Designated Agent making the payment) require the deduction or withholding of any Tax from any such payment, then (A) the Borrower or Designated Agent, as applicable shall withhold or make such deductions as are determined by the Borrower or the Designated Agent to be required, (B) the Borrower or Designated Agent, as applicable shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Designated Agent timely reimburse it for the payment of, any Other Taxes.

(c)    (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or another Recipient (with a copy to the Designated Agent), or by the Designated Agent on its own behalf or on behalf of a Lender or another Recipient, shall be conclusive absent manifest error.

(ii)    Each Lender and each Issuing Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Designated Agent against any Indemnified Taxes attributable to such Lender or such Issuing Lender (but only to the extent that the Borrower has not already indemnified the Designated Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Designated Agent against any Taxes attributable to such Lender’s or such Issuing Lender’s failure to comply with the provisions of Section 10.6(c)(iii) relating to the maintenance of a Participant Register and (z) the Designated Agent against any Excluded Taxes attributable to such Lender or such Issuing Lender, in each case, that are payable or paid by the Designated Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Lender by the Designated Agent shall be conclusive absent manifest error. Each Lender and each Issuing Lender hereby authorizes the Designated Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Designated Agent under this clause (ii).

(d)    Upon request by the Borrower or the Designated Agent, as the case may be, after any payment of Taxes by the Borrower or by the Designated Agent to a Governmental Authority as provided in this Section 2.16, the Borrower shall deliver to the Designated Agent or the Designated Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Designated Agent, as the case may be.

(e)    (i) Any Lender or any Issuing Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Designated Agent, at the time or times reasonably requested by the Borrower or the Designated Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Designated Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or any Issuing Lender, if reasonably requested by the Borrower or the Designated Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Designated Agent as will enable the Borrower or the Designated Agent to determine whether or not such Lender or such Issuing Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s or any Issuing Lender’s reasonable judgment such completion, execution or submission would subject such Lender or such Issuing Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or such Issuing Lender.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender or any Issuing Lender that is a U.S. Person shall deliver to the Borrower and the Designated Agent on or prior to the date on which such Lender or such Issuing Lender becomes a Lender or an Issuing Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Designated Agent), executed copies of IRS Form W-9 certifying that such Lender or such Issuing Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Designated Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign

Lender becomes a Lender or an Issuing Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Designated Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Designated Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender or an Issuing Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Designated Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Designated Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender or any Issuing Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or such Issuing Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Issuing Lender shall deliver to the Borrower and the Designated Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Designated Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3) (C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Designated Agent as may be necessary for the Borrower and the Designated Agent to comply with their obligations under FATCA and to determine that such Lender or such Issuing Lender has complied with such Lender’s or such Issuing Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(iii)    Each Lender and each Issuing Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.16 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Designated Agent in writing of its legal inability to do so.

(f)    At no time shall the Designated Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of, or credit with respect to, any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). The Borrower, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)    Each party’s obligations under this Section 2.16 shall survive for one year after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than the loss of Applicable Margin) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole but reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no unreimbursed economic disadvantage or any legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16.

2.19    Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests (on its behalf or any of its Participants) reimbursement for amounts owing pursuant to Section 2.15 or 2.16, (b) provides notice under Section 2.21 or (c) becomes a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 which eliminates the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Designated Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Designated Agent or any other Lender shall have against the replaced Lender.

2.20    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)    any payment of principal, interest, fees or other amounts (other than those described in Section 2.20(b)) received by the Designated Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise, and including any amounts made available to the Designated Agent by that Defaulting Lender pursuant to Section 9.7), shall be applied at such time or times as may be determined by the Designated Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Designated Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Lender hereunder; third, if so requested by any Issuing Lender with a Letter of Credit outstanding or with unreimbursed drawings owing under a Letter of Credit, to be held as cash collateral in respect of such Defaulting Lender’s Percentage of such L/C Obligations; fourth, if so determined by the Designated Agent or requested by any Issuing Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any L/C Obligations; fifth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Designated Agent; sixth, if so determined by the Borrower with the consent of the Designated Agent, not to be unreasonably withheld, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; seventh, to the payment of any amounts owing to the Lenders or any Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; eighth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and ninth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or unreimbursed drawings under Letters of Credit in respect of which that Defaulting Lender has not fully funded its appropriate share such payment shall be applied solely to pay the Loans and unreimbursed drawings under Letters of Credit of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender or participating interests of that Defaulting Lender in unreimbursed drawings under Letters of Credit. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(a) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto;

(b)    [reserved];

(c)    during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 3.4, the Percentage of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting

Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in L/C Obligations shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding Loans of that Lender and that Lender’s Percentage of L/C Obligations. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(d)    if the reallocation described in paragraph (c) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Designated Agent (after giving effect to any partial reallocation pursuant to paragraph (c) above) deposit cash with the Designated Agent as collateral to secure such Defaulting Lender’s Percentage of any outstanding L/C Obligations for so long as any such L/C Obligation are outstanding; and

(e)    that Defaulting Lender’s right to approve or disapprove any amendment, supplement, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.1.

If the Borrower, the Designated Agent and each Issuing Lender reasonably determine in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Designated Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans and Participation Amounts of the other Lenders or take such other actions as the Designated Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Percentages (without giving effect to Section 2.20(c)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Cash collateral held by the Designated Agent to reduce Fronting Exposure shall be released to the applicable Lender promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.6)); (ii) the Designated Agent’s good faith determination that there exists excess cash collateral; and (iii) the termination of the Commitment Period and the repayment in full of all outstanding Loans and L/C Obligations.

2.21    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Borrower (through the Designated Agent), (a) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Designated Agent without reference to the Eurodollar Rate component of the ABR, in each case until such Lender notifies the Designated Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Designated Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Designated Agent without reference to the Eurodollar Rate component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Designated Agent shall during the period of such suspension compute the ABR applicable to such Lender without reference to the Eurodollar Rate component thereof until the Designated Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17.

SECTION 3.    LETTERS OF CREDIT

3.1    L/C Commitment.

(a)    Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and commercial letters of credit (the letters of credit issued pursuant to this Section 3 and including each Existing Letter of Credit, collectively, the “Letters of Credit”) for the account of the Borrower on any Business Day on or after the Effective Date and during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that each of Goldman Sachs Bank USA, Credit Suisse AG, New York Branch, Barclays Bank PLC and their respective Affiliates shall not be required to issue any commercial letters of credit; provided further that no Issuing Lender shall issue, amend or extend any Letter of Credit if, after giving effect to such issuance, amendment or extension, (i) the aggregate amount of L/C Obligations owed by the Borrower to any Issuing Lender shall exceed the amount of such Issuing Lender’s L/C Pro Rata Commitment (or such higher amount agreed upon in writing between the Borrower and such Issuing Lender), (ii) the L/C Obligations would exceed the L/C Commitment, (iii) the aggregate amount of the Available Commitments would be less than zero or (iv) the Total Extensions of Credit would exceed the outstanding principal amount of the Senior Bond at any time (as determined by the Designated Agent). Each Letter of Credit shall (i) be denominated in

Dollars and, (ii) subject to the second paragraph of Section 3.2, expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Termination Date (such fifth Business Day, the “Letter of Credit Expiration Date”).

(b)    No Issuing Lender shall at any time be obligated to issue, amend or extend any Letter of Credit hereunder if such issuance, amendment or extension would (i) conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law, (ii) violate one or more policies of the Issuing Lender applicable to letters of credit generally or (iii) violate any order, judgment, or decree of any Governmental Authority that, by its terms, purports to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender. No Issuing Lender shall be under any obligation to issue, amend or extend any Letter of Credit that is not a standby Letter of Credit, unless otherwise agreed by such Issuing Lender. In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, no Issuing Lender shall be required to issue or arrange for such Letter of Credit to the extent the Issuing Lender is not reasonably satisfied that the Defaulting Lender’s L/C Obligations with respect to such Letter of Credit have been reallocated and/or cash collateralized pursuant to Section 2.20.

(c)    Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(d)    For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any rule of law or uniform practices to which any Letter of Credit is subject (including Rule 3.13 and Rule 3.14 of the ISP) or similar terms in the Letter of Credit itself that permit a drawing to be made under such Letter of Credit after the expiration thereof, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

3.2    Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the Borrower shall deliver a copy thereof to the Designated Agent and the Designated Agent shall provide notice of such request to the Lenders. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. The Borrower is responsible for the final text of the Letter of Credit as issued by an Issuing Lender, irrespective of any assistance such Issuing Lender may provide such as drafting or recommending text or by Issuing Lender’s use or refusal to use text submitted by the Borrower. The Borrower is solely responsible for the suitability of the Letter of Credit for the Borrower’s purposes. Each Issuing Lender shall promptly give notice to the Designated Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof), and shall provide a copy of such Letter of Credit to the Designated Agent as soon as possible after the date of issuance. Unless otherwise expressly agreed by an Issuing Lender and the Borrower, when a Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

If the Borrower so requests in any applicable Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Designated Agent that the Required Lenders have elected not to permit such extension or (2) from the Designated Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

3.3    Fees and Other Charges.

(a)    The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders (other than Defaulting Lenders to the extent provided in Section 2.20) in accordance with their respective Percentages and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued in an amount to be agreed between the Borrower and such Issuing Lender, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending, extending or otherwise administering any Letter of Credit.

3.4    L/C Participations.

(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each drawing paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a drawing is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Designated Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Designated Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Percentage of the amount of such drawing, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)    If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Designated Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Designated Agent, for the account of such Issuing Lender, on demand (and thereafter the Designated Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Designated Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Designated Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the Designated Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)    Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Designated Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Designated Agent for the account of such L/C Participant (and thereafter the Designated Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Designated Agent for the account of such Issuing Lender (and thereafter the Designated Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

3.5    Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender on (i) the Business Day on which the Borrower receives notice from an Issuing Lender of a drawing on a Letter of Credit issued by such Issuing Lender and paid by such Issuing Lender, if such notice is received on such Business Day prior to 11:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day on which the Borrower receives such notice, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment which are obligations of the Borrower hereunder (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.11(b) and (ii) thereafter, Section 2.11(c). If the Borrower fails to make such payment in accordance with the foregoing, such failure shall be deemed to constitute a request by the Borrower to the Designated Agent for a borrowing pursuant to Section 2.1 of ABR Loans in an amount equal to the Payment Amount. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans could be made, pursuant to Section 2.1, if the Designated Agent had received a notice of such borrowing at the time the Designated Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

3.6    Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such

Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct as determined by final non-appealable judgment by a court of competent jurisdiction. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct as determined by final non-appealable judgment by a court of competent jurisdiction, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower. The liability of an Issuing Lender under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrower that is caused directly by such Issuing Lender’s gross negligence or willful misconduct, in each case as determined in a final non-appealable judgment of a court of competent jurisdiction, in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining documents presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication presented under a Letter of Credit (collectively, “Drawing Documents”). The Borrower’s aggregate remedies against any Issuing Lender for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrower to the Issuing Lender in respect of the honored presentation in connection with such Letter of Credit under Section 3.5, plus interest at the rate then applicable to ABR Loans hereunder.

3.7    Letter of Credit Payments. If any documents shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall, within the period stipulated by the terms and conditions of such Letter of Credit, examine the drawing documents. After such examination and provided that the drawing documents are compliant, such Issuing Lender will promptly notify the Borrower and the Designated Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any documents presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited, in the absence of gross negligence or willful misconduct, in each case as determined in a final non-appealable judgment of a court of competent jurisdiction, to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9    Actions of Issuing Lenders. Each Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon any draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Lender. Each Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate (provided that no Issuing Lender shall be under any obligation to obtain such advice or concurrence and no L/C Participant’s obligations hereunder shall be affected by the seeking or the failure to seek any such advice or concurrence) or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section, as between the Issuing Lenders and the Lenders, each Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Letter of Credit (provided that no Issuing Lender shall be under any obligation to obtain such request and no L/C Participant’s obligations hereunder shall be affected by the seeking or the failure to seek any such request).

3.10    Borrower’s Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, each Issuing Lender (and each of its branches and Affiliates) and the Designated Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such Issuing Lender or the Designated Agent may incur (or which may be claimed against such Lender, such Issuing Lender or the Designated Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which such Issuing Lender may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to an Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of an Issuing Lender issuing any Letter of Credit which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such Issuing Lender, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any Issuing Lender or the Designated Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit as determined in a final non-appealable judgment of a court of competent jurisdiction or (y) such Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

3.11    Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Percentage, indemnify each Issuing Lender, its branches and Affiliates, and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit in each case as determined in a final non-appealable judgment of a court of competent jurisdiction) that such indemnitees may suffer or incur in connection with this Section or any action taken or omitted by such indemnitees hereunder. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

3.12    Replacement and Resignation of an Issuing Lender. (i) An Issuing Lender may be replaced at any time by written agreement among the Borrower, the Designated Agent, the replaced Issuing Lender and the successor Issuing Lender. The Designated Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.6. From and after the effective date of any such replacement, (x) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii)    Subject to the appointment and acceptance of a successor Issuing Lender, any Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Designated Agent, the Borrower and the Lenders, in which case, such resigning Issuing Lender shall be replaced in accordance with Section 3.12(i) above.

3.13    Existing Letters of Credit. Each Existing Letter of Credit shall be deemed a Letter of Credit issued hereunder for all purposes under this Agreement without need for any further action by the Borrower or any other Person.

SECTION 4.    REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender, on the Effective Date and on the date of each Credit Event hereunder after the Effective Date, that:

4.1    Financial Condition. (a) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2019, and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on by

Deloitte & Touche LLP, and (b) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of March 31, 2020, and the related consolidated statements of income and cash flows for the portion of the fiscal year ended on such date, each delivered to the Designated Agent prior to the Effective Date, in each case, (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and its consolidated income and its consolidated cash flows for the respective fiscal year or portion of the fiscal year then ended, subject, in the case of the financial statements referred to in clause (b), to the absence of footnotes and to normal year-end audit adjustments.

4.2    No Change. Since December 31, 2019, no Specified Material Adverse Effect has occurred.

4.3    Existence; Compliance with Law. Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the organizational power and organizational authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4    Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and corporate authority to execute and deliver and to perform its obligations under the Loan Documents and to obtain extensions of credit hereunder. The Borrower has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) any consent, authorization or filing that may be required in the future the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect and (iii) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies under the Loan Documents. This Agreement has been, and each other Loan Document upon execution and delivery will be, duly executed and delivered. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, laws of general application related to the enforceability of securities secured by real estate and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Loan Documents.

4.5    No Legal Bar. The execution and delivery of, and the performance of the obligations under, this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Borrower or any of its Significant Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents and the FMB Indenture).

4.6    Litigation. (a) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their respective material properties or revenues with respect to any of the Loan Documents.

(b)    No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their respective material properties or revenues, except as disclosed in the Specified Exchange Act Filings, that could reasonably be expected to have a Material Adverse Effect.

4.7    No Default. No Default or Event of Default has occurred and is continuing.

4.8    Taxes. The Borrower and each of its Significant Subsidiaries has filed or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable, and (ii) claims which could not reasonably be expected to have a Material Adverse Effect). No material tax Liens have been filed against the Borrower or any of its Significant Subsidiaries other than (A) Liens for taxes which are not delinquent or (B) Liens for taxes which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable.

4.9    Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

4.10    ERISA. No Reportable Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code, except, in each case, to the extent that any such Reportable Event or failure to comply with the applicable provisions of ERISA or the Code could not reasonably be expected to result in a Material Adverse Effect. During the five year period prior to the date on which this representation is made or deemed made, there has been no (i) failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a Lien or encumbrance; or (ii) “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, except, in each case, to the extent that such event could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date for which a certified actuarial valuation report is available prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except as could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five year period prior to the date on which this representation is made or deemed made that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as could not reasonably be expected to result in a Material Adverse Effect. No such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency.

4.11    Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. On the Effective Date, the Borrower is not subject to regulation under any Requirement of Law (other than (a) Regulation X of the Board and (b) Sections 817-830, and Sections 701 and 851 of the California Public Utilities Code) that limits its ability to incur Indebtedness under this Agreement.

4.12    Use of Proceeds. The proceeds of the Revolving Loans and the Letters of Credit shall be used (a) on the Effective Date, to fund the transactions contemplated under the Plan of Reorganization and (b) to finance working capital needs, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries.

4.13    Environmental Matters. Except as disclosed in the Specified Exchange Act Filings, the Borrower and its Significant Subsidiaries are not subject to any pending violations or liabilities under Environmental Laws or relating to the disposal, spill or other release of Materials of Environmental Concern that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, there are no facts, circumstances or conditions that could reasonably be expected to give rise to such violations or liabilities.

4.14    Regulatory Matters. Solely by virtue of the execution, delivery and performance of, or the consummation of the transactions contemplated by this Agreement, no Lender shall be or become subject to regulation (a) under the FPA or (b) as a “public utility” or “public service corporation” or the equivalent under any Requirement of Law.

4.15    Sanctions; Anti-Corruption. None of the Borrower, any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries is currently (i) the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. State Department (“Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions. None of the Borrower, any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or of any other anti-bribery or anti-corruption laws, rules, regulations legally applicable to such Persons (collectively, “Anti-Corruption Laws”). The Borrower will not use the proceeds of Revolving Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds (a) to any Subsidiary, Affiliate, joint venture partner or other Person or entity, to fund the activities of any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions, or (b) directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or of any Anti-Corruption Laws.

4.16    Affected Financial Institutions. The Borrower is not an Affected Financial Institution.

4.17    Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are Solvent as of the Effective Date (after giving effect to the Plan of Reorganization and the transactions described therein).

4.18    Disclosure.

(a)    All written information relating to the Borrower, its Subsidiaries and their respective businesses, other than any projections, estimates and other forward-looking materials and information of a general economic or industry specific nature, that has been provided by or on behalf of the Borrower to the Agents or the Lenders in connection with the transactions contemplated hereby does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto). Any projected information, estimates, other forward-looking materials and pro forma financial information that have been made available to any Lenders or Agents prior to the Effective Date in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such information was furnished to the Lenders and as of the Effective Date (it being understood that actual results may vary materially from such projections and pro forma information and such projections and pro forma information are not a guarantee of performance).

(b) As of the Effective Date, to the knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

4.19    Status of Obligations. The issuance to the Designated Agent of the Senior Bond provides the Lenders, as beneficial holders of the Senior Bond through the Designated Agent, the benefit of the Lien of the FMB Indenture equally and ratably with the holders of other First Mortgage Bonds.

4.20    Ownership of Property. As of the Effective Date, each of the Borrower and its Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to no Liens other than Liens permitted under Section 7.3, except for where the failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.21    Covered Entity. The Borrower is not a Covered Entity.

SECTION 5.    CONDITIONS PRECEDENT

5.1    Conditions to the Effective Date. The occurrence of the Effective Date and the effectiveness of the Lenders’ Commitments hereunder is subject to the satisfaction of the following conditions precedent:

(a)    Credit Agreement. The Designated Agent shall have received this Agreement (including copies of all schedules attached hereto in a form reasonably satisfactory to the Lenders), executed and delivered by the Designated Agent, the Co-Administrative Agents, the Borrower and each Person listed on Schedule 1.1.

(b)    Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect; and the Designated Agent shall have received a certificate of a Responsible Officer to the foregoing effect.

(c)    KYC Information. At least three (3) Business Days prior to the Effective Date, the Designated Agent and each Lender shall have received all documentation and information relating to the Borrower as is reasonably requested in writing by the Designated Agent and/or any such Lender at least ten (10) Business Days prior to the Effective Date that is required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Designated Agent or any Lender so request at least five (5) Business Days prior to the

Effective Date, then at least three (3) Business Days prior to the Effective Date, the Borrower shall have delivered to the Designated Agent and/or any such Lender a Beneficial Ownership Certification in relation to the Borrower.

(d)    Bond Documents. The Designated Agent shall have received:

(i)    the Bond Delivery Agreement, duly executed and delivered by the Borrower and Designated Agent;

(ii)    the Senior Bond in a face amount equal to the Total Commitments as of the Effective Date, duly issued and authenticated under the FMB Indenture and in a form reasonably satisfactory to the Designated Agent;

(iii)    the Supplemental Indenture, duly executed and delivered by the Borrower and the Indenture Trustee and in a form reasonably satisfactory to the Designated Agent;

(iv)    a certificate of a duly authorized officer of the Indenture Trustee certifying that the Senior Bond has been authenticated and is outstanding under the FMB Indenture;

(v)    copies of all legal opinions and other documents delivered to the Indenture Trustee by or on behalf of the Borrower on or prior to the Effective Date in connection with the issuance of the Senior Bond;

(vi)    copies of all title reports and commitments as of the Effective Date with respect to the Mortgaged Property consisting of real property as to which Liens in favor of the Indenture Trustee, for the benefit of the holders of the First Mortgage Bond, has been granted; and

(vii)    the Escrow Deposit and Disbursement Agreement, duly executed and delivered by the Borrower and the Indenture Trustee and in a form reasonably satisfactory to the Designated Agent.

(e)    Fees. The Lenders, the Arrangers and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) on or before the date that is two (2) Business Days prior to the Effective Date.

(f)    Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates. The Designated Agent shall have received (i) a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, including the articles of incorporation of the Borrower certified as of a recent date by the Secretary of State of the State of California, (ii) a good standing certificate for the Borrower dated as of a recent date from the Secretary of State of the State of California, and (iii) a certificate of a Responsible Officer, dated the Effective Date, confirming the satisfaction of the conditions precedent set forth in Sections 5.1(h) and (i).

(g)    Legal Opinion. The Designated Agent shall have received the legal opinion of Hunton Andrews Kurth LLP, counsel to the Borrower, in a form reasonably satisfactory to the Designated Agent.

(h)    Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement that does not contain a materiality qualification shall be true and correct in all material respects on and as of the Effective Date, and each of the representations and warranties made by the Borrower in this Agreement that contains a materiality qualification shall be true and correct on and as of the Effective Date (or, in each case, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).

(i)    No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to any Credit Event requested to be made on the Effective Date.

(j)    Solvency. The Designated Agent shall have received a solvency certificate from the chief financial officer of the Borrower in substantially the form of Exhibit I hereto.

5.2    Conditions to Each Credit Event. The agreement of each Lender to make any Loan or to issue or extend the expiry date under, or participate in, a Letter of Credit (other than the extension of a Letter of Credit pursuant to the evergreen provisions therein) (each, a “Credit Event”), including each Issuing Lender to issue a Letter of Credit, on any date (other than (except for clause (d)) the Effective Date) is subject to the satisfaction of the following conditions precedent:

(a)    Effective Date. The Effective Date shall have occurred.

(b)    Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.6(b) and 4.13) that does not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Credit Event as if made on and as of such date, and each of the representations and warranties made by the Borrower in this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.6(b) and 4.13) that contains a materiality qualification shall be true and correct on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).

(c)    No Default. No Default or Event of Default shall have occurred and be continuing on the date of such Credit Event or after giving effect to the Credit Event requested to be made on such date.

(d)    Request for Credit Event. The Designated Agent and, if applicable, the relevant Issuing Lender, shall have received a notice of borrowing or an Application, as applicable, in accordance with the requirements of Section 2.2 or 3.2, as applicable.

Each Credit Event (other than a Credit Event occurring on the Effective Date) shall constitute a representation and warranty by the Borrower as of the date of such Credit Event that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.    AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, or any Letter of Credit, any Loan, any interest on any Loan or any fee payable to any Lender or any Agent hereunder remains outstanding, or any other amount then due and payable is owing to any Lender or any Agent hereunder, the Borrower shall and, with respect to Sections 6.3 and 6.6(b), shall cause its Significant Subsidiaries to:

6.1    Financial Statements. Furnish to the Designated Agent with a copy for each Lender, and the Designated Agent shall deliver to each Lender:

(a)    as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b)    as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the absence of footnotes and normal year-end audit adjustments).

All such financial statements shall (x) be complete and correct in all material respects and (y) shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods, subject, in each case to the absence of footnotes and to normal year-end audit adjustments. The Borrower shall be deemed to have delivered the financial statements required to be delivered pursuant to this Section 6.1 upon the filing of such financial statements by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or the publication by the Borrower of such financial statements on its website.

6.2    Certificates; Other Information. Furnish to the Designated Agent, for delivery to the Lenders:

(a)    within two Business Days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no actual knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate, substantially in the form of Exhibit C, containing all information and calculations reasonably necessary for determining compliance by the Borrower with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(b)    within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities, provided that, such financial statements and reports shall be deemed to have been delivered upon the filing of such financial statements and reports by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or publication by the Borrower of such financial statements and reports on its website;

(c)    promptly, such additional financial and other information (other than any such information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Lender with notice that information is being withheld due to the existence of such confidentiality obligation) as any Lender, through the Designated Agent, may from time to time reasonably request; and

(d)    promptly, such documentation and other information that the Designated Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

6.3    Payment of Taxes. Pay all taxes due and payable or any other tax assessments made against the Borrower or any of its Significant Subsidiaries or any of their respective property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable or (ii) where the failure to effect such payment could not reasonably be expected to have a Material Adverse Effect).

6.4    Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) comply with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings or except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5    Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted, except to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business of comparable size and financial strength and owning similar properties in the same general areas in which the Borrower operates, which may include self-insurance, if determined by the Borrower to be reasonably prudent.

6.6    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) unless a Default or Event of Default has occurred and is continuing, not more than once a year and after at least five Business Days’ notice, (i) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time to discuss the business, operations, properties and financial and other condition of the Borrower and its Significant Subsidiaries with officers and employees of the Borrower and its Significant Subsidiaries and (ii) use commercially reasonable efforts to provide for the Lenders (in the presence of representatives of the Borrower) to meet with the independent certified public accountants of the Borrower and its Significant Subsidiaries; provided, that any such visits or inspections shall be subject to such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety, security and confidentiality; and provided, further, that neither the Borrower nor any Significant Subsidiary shall be required to disclose to any Person any information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Lender with notice that information is being withheld due to the existence of such confidentiality obligation.

6.7    Notices. Give notice to the Designated Agent, and the Designated Agent shall deliver such notice to each Lender, promptly upon any Responsible Officer obtaining knowledge of:

(a)    the occurrence of any Default or Event of Default;

(b)    any change in the Rating issued by either S&P or Moody’s; and

(c)    the occurrence of an ERISA Event which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (provided, that, any judicial proceeding instituted by PBGC that, within 60 days after the institution of such proceeding, has been withdrawn or stayed by PBGC or otherwise, shall be disregarded for the purpose of this Section 6.7(c)).

6.8    Maintenance of Licenses, etc. Maintain in full force and effect any authorization, consent, license or approval of any Governmental Authority necessary for the conduct of the Borrower’s business as now conducted by it or necessary in connection with this Agreement, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9    Further Assurances.

(a)    (i) Comply with Section 7.08(a) of the FMB Indenture, (ii) deliver to the Designated Agent (A) within 120 days after the Effective Date, a copy of the Opinion of Counsel (as defined in the FMB Indenture) delivered to the Indenture Trustee under Section 7.08(a)(i) of the FMB Indenture relating the Supplemental Indenture described in clause (i) of the definition of “Supplemental Indenture”, and (B) within 120 days after the execution and delivery of any Supplemental Indenture described in clause (ii) of the definition of “Supplemental Indenture”, a copy of the Opinion of Counsel delivered to the Indenture Trustee under Section 7.08(a)(i) of the FMB Indenture relating to such Supplemental Indenture and (iii) deliver to the Designated Agent a copy of each Opinion of Counsel delivered to the Indenture Trustee under Section 7.08(a)(ii) of the FMB Indenture relating to the Supplemental Indenture.

(b)    Promptly upon the reasonable request by the Designated Agent, or by the Required Lenders through the Designated Agent, (i) correct any material defect or error that may be discovered in any Loan Document or the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge and deliver any and all such further certificates, documents, agreements and other instruments as reasonably required from time to time to carry out more effectively the purposes of the Loan Documents.

6.10    Use of Proceeds. The Borrower shall use the proceeds of the Loans or the Letters of Credit in accordance with Section 4.12.

SECTION 7.    NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, or any Letter of Credit, any Loan, or any interest on any Loan or any fee payable to any Lender or any Agent hereunder remains outstanding, or any other amount then due and payable is owing to any Lender or any Agent hereunder, the Borrower shall not and shall not permit its Significant Subsidiaries to:

7.1    Indebtedness. At all times prior to the Indebtedness Covenant Release Date, create, incur, assume or permit to exist any Indebtedness, except for:

(a)    Indebtedness and other Obligations created hereunder (including any Indebtedness incurred pursuant to Section 2.3);

(b)    Indebtedness of the Borrower outstanding on the Effective Date in an aggregate outstanding principal amount not to exceed $33,350,000,000 and any Permitted Refinancing thereof;

(c)    Indebtedness (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments and reimbursement obligations to support any of the foregoing items;

(d)    (i) Guarantee Obligations with respect to the obligations of suppliers, customers and licensees and other third parties in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business, workers compensation claims or other employee benefits;

(e)    Guarantee Obligations with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 7.1 and Guarantee Obligations with respect to the obligations of Subsidiaries and joint ventures of the Borrower; provided that no such Guarantee Obligations with respect to Indebtedness of the Borrower constituting debt for borrowed money or evidenced by notes, bonds, debentures or other similar instruments (including, for the avoidance of doubt, the First Mortgage Bonds) shall be permitted except to the extent provided by a Person that is, or concurrently with providing such Guarantee Obligations becomes, a guarantor of the Obligations hereunder on terms and pursuant to documentation reasonably satisfactory to the Designated Agent;

(f)    Indebtedness consisting of (i) the financing of insurance premiums and/or (ii) take-or-pay obligations contained in supply arrangements;

(g)    Indebtedness with respect to Capital Lease Obligations and purchase money Indebtedness; provided, that the aggregate outstanding principal amount of Indebtedness with respect to Capital Lease Obligations shall not exceed $500,000,000 at any one time;

(h)    (i) obligations under any Cash Management Agreement and (ii) Indebtedness under any Swap Agreement permitted under Section 7.6;

(i)    Indebtedness arising from any agreement providing for indemnification, adjustment or purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition or any purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or its Subsidiaries pursuant to any such agreement;

(j)    Indebtedness in respect of banking services and incentive, supplier finance or similar programs incurred in the ordinary course of business;

(k)    customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(l)    Indebtedness representing deferred compensation to employees, consultants or independent contractors incurred in the ordinary course of business;

(m)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(n)    endorsements for collection or deposit in the ordinary course of business;

(o)    Indebtedness issued or incurred to fund rate base growth in an aggregate outstanding principal amount not to exceed $9,000,000,000 at any time and any Permitted Refinancing thereof; and

(p)    other Indebtedness of the Borrower in an aggregate outstanding principal amount not to exceed the excess, if any, of 10% of Net Tangible Assets of the Borrower over the amount of Indebtedness incurred pursuant to clause (o) above.

Notwithstanding anything herein to the contrary, no Guarantee Obligations from any Significant Subsidiary of the Borrower with respect to Indebtedness of the Borrower constituting debt for borrowed money or evidenced by notes, bonds, debentures or other similar instruments (including, for the avoidance of doubt, the First Mortgage Bonds) shall be permitted hereunder except to the extent provided by a Person that is, or concurrently with providing such Guarantee Obligations becomes, a guarantor of the Obligations hereunder on terms and pursuant to documentation reasonably satisfactory to the Designated Agent.

7.2    Consolidated Capitalization Ratio. Permit the Consolidated Capitalization Ratio on the last day of any fiscal quarter, from and after the last day of the first fiscal quarter ending after the Effective Date, to exceed 0.65 to 1.00.

7.3    Liens. Create, incur, assume or suffer to exist any Lien upon any assets of the Borrower or any Significant Subsidiary, whether now owned or hereafter acquired, except for (a) Liens securing the Obligations under this Agreement and the other Loan Documents and (b) Liens permitted under Section 7.06(b) of the FMB Indenture.

7.4    Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business (including, without limitation, rental equipment or leasehold interests and excluding the sale or transfer of any accounts receivable or of any amounts that are accrued and recorded in a regulatory account for collections by the Borrower, in each case, in connection with a securitization transaction, including, without limitation, any A/R Securitization Transaction), except that the Borrower may be merged, consolidated or amalgamated with another Person or Dispose of all or substantially all of its property or business so long as, after giving effect to such transaction, (a) no Default or Event of Default shall have occurred and be continuing, (b) either (i) the Borrower is the continuing or surviving corporation of such merger, consolidation or amalgamation or (ii) the continuing or surviving corporation of such merger, consolidation or amalgamation, if not the Borrower or the purchaser, (x) shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (y) shall have assumed all obligations of the Borrower under the Loan Documents pursuant to arrangements reasonably satisfactory to the Designated Agent and (z) to the extent requested by the Designated Agent or any Lender, shall have promptly provided to the Designated Agent or such Lender all documentation and other information that may be required by the Designated Agent or such Lender in order to enable compliance with applicable “know-your-customer” and anti-money laundering rules and regulations, including information required by the Patriot Act and the Beneficial Ownership Regulation and (c) the ratings by Moody’s and S&P of the continuing or surviving corporation’s or purchaser’s senior, secured debt shall be at least the higher of (1) Baa3 from Moody’s and BBB- from S&P and (2) the ratings by such rating agencies of the Borrower’s senior, secured debt in effect before the earlier of the occurrence or the public announcement of such event.

7.5    Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property having fair market value in excess of $10,000,000, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for (a) those transactions described on Schedule 7.5 and (b) any other sale of any fixed or capital assets that is made for cash consideration; provided that, in each case, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 7.1 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 7.3.

7.6    Swap Agreements. Enter into any Swap Agreement, other than Swap Agreements entered into not for speculative purposes (a) to hedge or mitigate risks to which the Borrower and its Subsidiaries are exposed in the conduct of its business or the management of its liabilities (including, without limitation, raw material, commodities, fuel, electricity or other supply costs and currency risks), (b) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or fixed rate or otherwise) with respect to any interest bearing Indebtedness of the Borrower and its Subsidiaries permitted by this Agreement, (c) to swap currency in connection with funding the business of the Borrower and its Subsidiaries in the ordinary course of business or (d) entered into in connection with any A/R Securitization Transaction.

7.7    Amendments to FMB Indenture. Amend, supplement, modify or waive the FMB Indenture in any manner that is materially adverse to the Lenders hereunder; provided that the foregoing shall not prohibit the Borrower from supplementing the FMB Indenture in order to provide for the issuance of additional First Mortgage Bonds in accordance with the FMB Indenture or to add property to the Lien of the FMB Indenture.

SECTION 8.    EVENTS OF DEFAULT

If any of the following events shall occur and be continuing on or after the Effective Date:

(a)    the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)    any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless, as of any date of determination, the facts or circumstances to which such representation or warranty relates have changed with the result that such representation or warranty is true and correct in all material respects on such date; or

(c)    the Borrower shall default in the observance or performance of any agreement contained in Section 6.4(a)(i), Section 6.7(a), Section 6.10, Section 7.1, Section 7.2, Section 7.3 or Section 7.4 of this Agreement; or

(d)    the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Designated Agent at the request of the Required Lenders; or

(e)    the Borrower or any of its Significant Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the due date with respect thereto (after giving effect to any period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or (in the case of all Indebtedness other than Indebtedness under any Swap Agreement) to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $200,000,000; provided, further, that unless payment of the Loans hereunder has already been accelerated, if such default shall be cured by the Borrower or such Significant Subsidiary or waived by the holders of such Indebtedness and any acceleration of maturity having resulted from such default shall be rescinded or annulled, in each case, in accordance with the terms of such agreement or instrument, without any modification of the terms of such Indebtedness requiring the Borrower or such Significant Subsidiary to furnish security or additional security therefor, reducing the average life to maturity thereof or increasing the principal amount thereof, or any agreement by the Borrower or such Significant Subsidiary to furnish security or additional security therefor or to issue in lieu thereof Indebtedness secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured or waived; or

(f)    (i) the Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)    there occurs any ERISA Event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or

(h)    one or more judgments or decrees shall be entered against the Borrower or any of its Significant Subsidiaries by a court of competent jurisdiction involving in the aggregate a liability (not paid or, subject to customary deductibles, fully covered by insurance as to which the relevant insurance company has not denied coverage) of $200,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and the Borrower or such Significant Subsidiary satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree; or

(i)    there shall have occurred a Change of Control; or

(j)    any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner in writing the validity or enforceability of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or

(k)    at any time (i) the Senior Bond shall cease to be outstanding for any reason other than (A) the termination of the Total Commitments, the payment in full of the Loans, Reimbursement Obligations and other obligations then due and owing under the Loan Documents and the termination or expiration of the Letters of Credit or (B) the payment in full of the Senior Bond, (ii) the Designated Agent, on behalf of the Lenders, shall cease at any time to be the holder of the Senior Bond for all purposes of the FMB Indenture (unless the Senior Bond is transferred by the Designated Agent) or (iii) the Lien of the FMB Indenture shall cease to constitute a valid and enforceable Lien on the Mortgaged Property;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Designated Agent may, or upon the request of the Required Lenders, the Designated Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Designated Agent may, or upon the request of the Required Lenders, the Designated Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in an interest-bearing cash collateral account opened by the Designated Agent pursuant to the Escrow Deposit and Disbursement Agreement an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such interest-bearing cash collateral account shall be applied by the Designated Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such interest-bearing cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9.    THE AGENTS

9.1    Appointment and Authority. Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Designated Agent hereunder and under the other Loan Documents and authorizes the Designated Agent to take such actions on its behalf and to exercise such powers as are delegated to the Designated Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Agents, the Lenders and the Issuing Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions (other than with respect to the Borrower’s rights under Sections 9.9(a) and (b)). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2    Delegation of Duties. The Designated Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Designated Agent, and any such sub-agent may each perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Designated Agent, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Designated Agent. The Designated Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Designated Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.3    Exculpatory Provisions.

(a)    No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(i)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b)    No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c)    No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.4    Reliance by Designated Agent. The Designated Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Designated Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Designated Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Designated Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Designated Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5    Notice of Default. The Designated Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Designated Agent has received notice from a Lender, an Issuing Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Designated Agent receives such a notice, the Designated Agent shall give notice thereof to the Lenders and the Issuing Lenders. The Designated Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the Issuing Lenders.

9.6    Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Lender acknowledges that it has, independently and without reliance upon the Agents, or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon the Agents, or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Designated Agent hereunder, the Designated Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Affiliates that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

9.7    Indemnification. The Lenders and the Issuing Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender or Issuing Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.

9.8    Agent in Its Individual Capacity. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Lender as any other Lender or Issuing Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Issuing Lender”, “Lenders” or “Issuing Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Lenders.

9.9    Successor Agents.

(a)    The Designated Agent may resign upon 10 days’ notice to the Lenders and the Borrower. If the Designated Agent shall so resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Designated Agent and the term “Designated Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Designated Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Designated Agent by the date that is 10 days following a retiring Agent’s notice of resignation (the “Resignation Effective Date”), the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Designated Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Designated Agent the provisions of Section 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

(b)    If the Person serving as Designated Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Designated Agent and, shall appoint a successor, subject to the approval of the Borrower (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing), which approval shall not be unreasonably withheld, conditioned or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of the Senior Bond held by the Designated Agent on behalf of the Lenders or any Issuing Lender, the retiring or removed Designated Agent shall continue to hold such Senior Bond in its name until such time as a successor Designated Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Designated Agent, all payments, communications and determinations provided to be made by, to or through the Designated Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Designated Agent as provided for above. Upon the acceptance of a successor’s appointment as Designated Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date (as applicable)), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the

Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Sections 2.17, 3.10 and 10.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

9.10    Documentation Agents and Syndication Agents. None of the Co-Administrative Agents, the Documentation Agents or the Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

9.11    Designated Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Designated Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Designated Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Designated Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Designated Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Designated Agent under Sections 2.6, 2.17, 3.3, 3.10 and 10.5) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Designated Agent and, in the event that the Designated Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Designated Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Designated Agent and its agents and counsel, and any other amounts due the Designated Agent under Sections 2.6, 2.17, 3.10 and 10.5.

9.12    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Designated Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Designated Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Designated Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Designated Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Designated Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10.    MISCELLANEOUS

10.1    Amendments and Waivers. Subject to Section 2.13(b) and (c), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Designated Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Designated Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)    forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (except that only the Lenders who are increasing their Commitments are required to consent to a request by the Borrower under Section 2.3 to increase the Total Commitments);

(ii)    eliminate or reduce the voting rights of any Lender under this Section 10.1 or Section 10.6(a)(i) without the written consent of such Lender;

(iii)    reduce any percentage specified in the definition of Required Lenders without the written consent of all Lenders;

(iv)    amend, modify or waive any provision of Section 2.14, Section 10.07 (Application of Money Collected) of the FMB Indenture or any similar provision in the Loan Documents related to pro rata treatment without the consent of each Lender directly affected thereby;

(v)    amend, modify or waive any provision of Section 9 without the written consent of the Designated Agent;

(vi)    [reserved];

(vii)    amend, modify or waive any provision of Section 5.1 without the written consent of all the Lenders;

(viii)    amend, modify or waive any provision of Section 3 or any other provision affecting the Issuing Lenders in their capacity as such without the written consent of each Issuing Lender affected thereby; or

(ix)    instruct the Designated Agent to vote the Senior Bond in favor of the release of all or substantially all of the Mortgaged Property without the written consent of all the Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Designated Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Designated Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding anything to the contrary contained in this Section 10.1, if the Designated Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Designated Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and any such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement.

If the Required Lenders shall have approved any amendment which requires the consent of all of the Lenders, the Borrower shall be permitted to replace any non-consenting Lender with another financial institution, provided that, (i) the replacement financial institution shall purchase at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto (as if such purchase constituted a prepayment of such Loans), (iii) such replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Designated Agent and each Issuing Lender, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (v) any such replacement shall not be deemed to be a waiver of any rights the Borrower, the Designated Agent, or any other Lender shall have against the replaced Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, supplement, modification, waiver or consent hereunder (and any amendment, supplement, modification, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) (x) an increase or extension of the Commitment of such Defaulting Lender, or (y) any reduction of the amount of principal or interest owed to such Defaulting Lender shall, in each case, require the consent of such Defaulting Lender, and (ii) a Defaulting Lender’s Percentage shall be taken into consideration along with the Percentage of non-Defaulting Lenders when voting to approve or disapprove any waiver, amendment or modification that by its terms affects any Defaulting Lender more adversely than other affected Lenders.

10.2    Notices.

(a)    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered during the recipient’s normal business hours, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received during the recipient’s normal business hours, addressed as follows in the case of the Borrower and the Designated Agent, and as set forth in an administrative questionnaire delivered to the Designated Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Pacific Gas and Electric Company
c/o PG&E Corporation
P.O. Box 770000
San Francisco, California 94177
Attention: Treasurer
Telecopy: (415) 973-8968
Telephone: (415) 973-8956

with a copy to:	Pacific Gas and Electric Company
c/o PG&E Corporation
P.O. Box 770000
San Francisco, California 94177
Attention: General Counsel
Telecopy: (415) 973-5520

Designated Agent:	Citibank, N.A.

Citibank Delaware
One Penns Way
OPS 2/2
New Castle, DE 19720
Attention: Agency Operations
Telecopy: (646) 274-5080
Telephone: (302) 894-6010
Borrower Notifications Email: AgencyABTFSupport@citi.com
Financial Reporting Email: Oploanswebadmin@citi.com
Lender Inquiries Email: global.loans.support@citi.com

Issuing Lenders:	As notified by each Issuing Lender to the Designated Agent and the Borrower.

provided that any notice, request or demand to or upon the Designated Agent, the Issuing Lenders or any Lender shall not be effective until received.

(b)    Notices and other communications to the Designated Agent, the Issuing Lenders or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Designated Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Designated Agent, the applicable

Issuing Lender and each Lender. The Designated Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Unless the Designated Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)    (i) The Borrower agrees that the Designated Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Designated Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Designated Agent’s transmission of Communications through the Platform, except to the extent such liability resulted from the gross negligence or willful misconduct of the Designated Agent or any of its Related Parties as determined by a court of competent jurisdiction in a final non-appealable judgment. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Designated Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Designated Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5    Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Designated Agent, each Issuing Lender and the Lenders for all their respective reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of only one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the Designated Agent, the Issuing Lenders and the Lenders (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Designated Agent shall deem appropriate, (b) to pay or reimburse each Lender, each Issuing Lender, and the Designated Agent for all its costs and expenses incurred in connection with the enforcement or preservation of its rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of only one joint counsel, one joint special California counsel and, if necessary, one local counsel in each other relevant jurisdiction to the Designated Agent, the Issuing Lenders and the Lenders (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons), and (c) to pay, indemnify, and hold each Lender, each Issuing Lender, the Designated Agent and their respective Affiliates and their respective officers, directors, employees and agents (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever whether brought by the Borrower or any other Person, with respect to the execution, delivery, enforcement and performance of, or arising out of or in connection with, this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law directly or indirectly relating to the Borrower, its Significant Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or its Significant Subsidiaries and the reasonable, documented and invoiced fees and expenses of one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the applicable Indemnitee (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons), in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”), provided, that the

Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from, as determined in a final non-appealable judgment by a court of competent jurisdiction, (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Affiliates, (y) the material breach of such Indemnitee’s funding obligations hereunder or (z) a dispute amongst one or more Lenders not arising from the Borrower’s breach of its obligations under the Loan Documents (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the Loan Agreement, except, to the extent such acts or omissions are determined by a court of competent jurisdiction by a final and non-appealable judgment to have constituted the gross negligence, bad faith or willful misconduct of such Indemnitee in such capacity). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Significant Subsidiaries not to assert, and hereby waives and agrees to cause its Significant Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 30 days after written demand therefor, subject to the Borrower’s receipt of reasonably detailed invoices. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Treasurer (Telephone No. (415) 817-8199/(415) 267-7000) (Telecopy No. (415) 267-7265/7268), at the address of the Borrower set forth in Section 10.2(a) with a copy to Chief Counsel, Corporate (Telephone No. (415) 817-8200) (Telecopy No. (415) 817-8225), at the address of the Borrower set forth in Section 10.2(a), or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Designated Agent. The agreements in this Section 10.5 shall survive for two years after repayment of the Loans and all other amounts payable hereunder. This Section 10.5 shall not apply with respect to Taxes, other than Taxes that represent claims, damages, losses, liabilities, costs or expenses arising from non-Tax claims.

10.6    Successors and Assigns; Participations and Assignments.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) other than a Defaulting Lender, any Subsidiary of a Defaulting Lender, any natural person (or holding company, investment vehicle or trust for, or owned or operated by or for the primary benefit of, one or more natural persons), the Borrower or any of the Borrower’s Affiliates or Subsidiaries, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender (or an Affiliate of any Lender) or an Approved Fund or, if an Event of Default under Section 8(a), (e) or (f) has occurred and is continuing, any other Person, and provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Designated Agent within ten (10) Business Days after having received notice thereof from the assigning Lender (with a copy to the Designated Agent);

(B)    the Designated Agent, provided that no consent of the Designated Agent shall be required for an assignment of any Commitment or Loan to an Assignee that is a Lender (or an Affiliate of a Lender) with a Commitment or Loan immediately prior to giving effect to such assignment; and

(C)    each Issuing Lender.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an Eligible Assignee that is an Affiliate of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Designated Agent) shall not be less than $10,000,000 (or, if such Assignee is an Eligible Assignee that is an Affiliate of a Lender, $5,000,000) unless each of the Borrower and the Designated Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) with respect to any Lender party to this Agreement on the Effective Date, such amounts shall be aggregated in respect of such Lender and any Affiliate of such Lender that is an Eligible Assignee;

(B)    the parties to each assignment shall execute and deliver to the Designated Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C)    the Assignee, if it shall not be a Lender, shall deliver to the Designated Agent an administrative questionnaire.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Designated Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Designated Agent, the applicable pro rata share of Loans and L/C Obligations previously requested but not funded by the Defaulting Lender, to each of which the applicable

Assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Designated Agent, any Issuing Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.5 but shall be subject to the limitations set forth therein); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from the Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)    The Designated Agent, acting for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely to establish that the relevant obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Designated Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, each Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the

Designated Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    (i) Any Lender may, without the consent of the Borrower, the Designated Agent or any Issuing Lender, sell participations to one or more banks or other entities (other than a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Designated Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(ii)    Notwithstanding anything to the contrary herein, a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater payments. Any Participant that is a Foreign Lender shall not be entitled to the benefits of Section 2.16 unless such Participant complies with Section 2.16(e).

(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Designated Agent (in its capacity as Designated Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower, the Designated Agent or any Issuing Lender and without regard to the limitations set forth in Section 10.6(b). Each of the Borrower, each Lender and the Designated Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage, expense, obligations, penalties, actions, judgments, suits or any kind whatsoever arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g)    Notwithstanding anything to the contrary in this Section, none of the Agents, in their capacity as Lenders, will assign without the consent of the Borrower, prior to the Effective Date, any of the Commitments held by them on the date of this Agreement.

(h)    Notwithstanding anything to the contrary in this Section 10.6, for the avoidance of doubt, Goldman Sachs Bank USA may assign any amount of its Commitments or Loans hereunder to Goldman Sachs Lending Partners LLC (or vice versa) without the prior written consent of any other Person.

10.7    Adjustments; Set off.

(a)    Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender hereunder, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender hereunder, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)    In addition to any rights and remedies of the Lenders provided by law, including other rights of set-off, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), after any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, Affiliate or agency thereof to or for the credit or the account of the Borrower; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Designated Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Designated Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Designated Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Designated Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8    Counterparts; Electronic Execution; Binding Effect. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Designated Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Designated Agent, the Lenders and the Issuing Lenders, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. This Agreement shall become binding on the parties hereto when it shall have been executed by the Designated Agent and the Designated Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Designated Agent or any Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Designated Agent, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Designated Agent, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12    Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2(a) or at such other address of which the Designated Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, and agrees not to assert any right it may have to claim or recover in any legal action or proceeding relating to this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE DESIGNATED AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.13    Acknowledgments. The Borrower hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)    none of the Designated Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Designated Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14    Confidentiality. Each of the Designated Agent and each Lender agrees to keep confidential in accordance with such party’s customary practices (and in any event in compliance with applicable law regarding material non-public information) all non-public information provided to it by the Borrower, the Designated Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Designated Agent or any Lender from disclosing any such information (a) to the Designated Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section or substantially equivalent provisions, to any actual or prospective Transferee, any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty) or any credit insurance providers, (c) to its employees, directors, agents, attorneys, service providers, accountants and other professional advisors or those of any of its Affiliates (as long as such attorneys, service providers, accountants and other professional advisors are directed to comply with confidentiality requirements substantially equivalent to this Section), (d) upon the request or demand of any

Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) any rating agency in connection with rating of the Borrower or its Subsidiaries or the credit facilities provided hereunder or (k) to the extent such information (i) becomes available to the Designated Agent, any Lender, Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Subsidiaries or (ii) is independently discovered or developed by a party hereto without utilizing any information received from the Borrower or its Subsidiaries or violating the terms of this Section 10.14, provided that, in the case of clauses (d), (e) and (f) of this Section 10.14, with the exception of disclosure to bank regulatory authorities, the Borrower (to the extent legally permissible) shall be given prompt prior notice so that it may seek a protective order or other appropriate remedy.

10.15    WAIVERS OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER, THE DESIGNATED AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16    USA Patriot Act; Beneficial Ownership Regulation. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.17    Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (i) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (ii) without limiting the generality of Section 10.5, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

10.18    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any other Person and (B) none of the Agents, Arrangers or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, Arrangers or Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby other than a breach of the confidentiality provisions set forth in Section 10.14.

10.19    Acknowledgement Regarding Any Supported QFCs.

(a)    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PACIFIC GAS AND ELECTRIC COMPANY

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

JPMORGAN CHASE BANK, N.A., as Co-Administrative Agent, an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

CITIBANK, N.A., as Co-Administrative Agent, Designated Agent, an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

BANK OF AMERICA, N.A., as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

BARCLAYS BANK PLC, as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

GOLDMAN SACHS BANK USA, as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

BNP PARIBAS, as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

CREDIT SUISSE AG, NEW YORK BRANCH, as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

MIZUHO BANK, LTD., as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

MUFG UNION BANK, N.A., as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

THE BANK OF NEW YORK MELLON, as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

Pacific Gas and Electric Company

Schedule 1.1

Commitments

[To come.]

[Schedules to Utility Revolver Credit Agreement]

Schedule 3.1

Existing Letters of Credit

[Intentionally Omitted]

Schedule 7.5

Sale and Lease Back Transactions

The sale and leaseback of the property described to the Designated Agent prior to the Effective Date as the “SF Properties”.

[Schedules to Utility Revolver Credit Agreement]